UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

         -------------------------------------------------------------



                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        ---------------------------------------------------------------

DATE OF REPORT:(DATE OF EARLIEST EVENT REPORTED:) JULY 29, 2005 (JUNE 3, 2005)


                            BPC HOLDING CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

DELAWARE                                                 35-1814673
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation)                                        Identification Number)

                          BERRY PLASTICS COPRORATION
           (Exact Name of Registrant as Specified in its Charter)

Delaware                       33-75706      		   35-1813706
(State or Other		(Commission File Number)	(I.R.S. Employer
Jurisdiction of                        			Identification Number)
Incorporation)

101 Oakley Street, Evansville, Indiana           	47710
(Address of Principal Executive Offices)         	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(812) 424-2904

                                     None
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                AMENDMENT NO. 1


The undersigned registrants hereby amend the following items, financial statements, exhibits or other portions of their Current Report on Form 8-K, dated June 8, 2005, as set forth in the pages attached hereto:

        ITEM 9.01 (A)FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        Audited Consolidated Financial Statements of Kerr Group, Inc. for the years ended December 31, 2004 and 2003

        Audited Consolidated Financial Statements of Kerr Group, Inc. for the years ended December 31, 2003 and 2002

        Unaudited Consolidated Financial Statements of Kerr Group, Inc.
           as of March 31, 2005 and for quarter ended March 31, 2005

        ITEM 9.01 (B)PRO FORMA FINANCIAL INFORMATION

        Pro Forma Unaudited Condensed Consolidated Financial Statements
           of BPC Holding Corporation:
             Pro Forma Unaudited Condensed Consolidated Balance Sheets as
                of April 2, 2005
             Pro Forma Unaudited Condensed Consolidated Statement of
                Operations for the fiscal year ended January 1, 2005
             Pro Forma Unaudited Condensed Consolidated Statement of
                Operations for the thirteen weeks ended April 2, 2005

Item 9.01. Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired


                               KERR GROUP, INC.

                       Consolidated Financial Statements

                               December 31, 2004

                  Independent Auditors' Report



To the Stockholders and Board of Directors of Kerr Group, Inc.:

We have audited the accompanying consolidated balance sheets of Kerr Group, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, cash flows and stockholders' equity and comprehensive income for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kerr Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KMPG LLP

April 15, 2005
Harrisburg, Pennsylvania

                                BALANCE SHEETS


------------------------------------------------------------------------------------------------
December 31,                                                             2004           2003
------------------------------------------------------------------------------------------------
                                                               (in thousands except share data)

ASSETS

Current assets

    Cash and cash equivalents                                        $   6,403      $   5,517

    Accounts receivable, less allowance for
        doubtful accounts of $1,733 in 2004 and $1,591 in 2003          40,172         34,318

    Inventories                                                         38,605         30,244

    Prepaid expenses and other current assets                            1,851          1,496

    Deferred income taxes                                                5,208          4,647
											   ----------	----------
        Total current assets                                            92,239         76,222
											   ----------	----------
Property, plant and equipment, at cost
    Land                                                                   408         10,056
    Buildings and improvements                                           8,364         26,467
    Machinery and equipment                                            201,845        175,063
    Furniture and office equipment                                       6,700          5,111
											   ----------	----------
                                                                       217,317        216,697
    Accumulated depreciation                                           (97,542)       (72,686)
											   ----------	----------
    Net property, plant and equipment                                  119,775        144,011

Deferred income taxes                                                    8,375         18,571

Goodwill                                                               105,407        110,292

Other intangibles                                                        1,327          1,580

Other assets                                                             7,408          7,591
											   ----------	----------
                                                                      $334,531       $358,267
											    =========      =========


See accompanying notes to consolidated financial statements.

BALANCE SHEETS


-------------------------------------------------------------------------------------------------------------------------

December 31,                                                                                      2004           2003
-------------------------------------------------------------------------------------------------------------------------
                                                                                    (in thousands except per share data)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Current portion of long-term debt                                                           $ 12,300     $   9,713

    Accounts payable                                                                              28,268        18,923

    Other current liabilities                                                                     16,845        16,234
																---------	 ----------
            Total current liabilities                                                             57,413        44,870
																---------	 ----------
Long-term debt                                                                                   173,230       204,150

Retirement obligations                                                                            13,361        15,182

Other long-term liabilities                                                                        3,953         2,663
																---------	 ----------
    Total liabilities                                                                            247,957       266,865
																---------	 ----------
Stockholders' equity

    Convertible preferred stock, $.01 par value per share, 40,000 shares authorized,
        34,000 shares issued at December 31, 2004 and 2003                                             1             1

    Common stock, $.01 par value per share, 50,000 shares authorized,
        6,307.821 and 6,290.821 shares issued at December 31, 2004 and 2003,                           1             1
        respectively

    Additional paid-in capital                                                                    89,120        98,357

    Retained earnings                                                                              4,943         1,388

    Accumulated other comprehensive loss                                                          (7,257)       (8,111)

    Treasury stock, 14.609 shares of common stock at December 31, 2004
        and 2003, at cost                                                                           (234)         (234)

        Total stockholders' equity                                                                86,574        91,402
																---------	 ----------
                                                                                                $334,531      $358,267
																=========     =========






See accompanying notes to consolidated financial statements.

STATEMENTS OF OPERATIONS


-------------------------------------------------------------------------------------------
                                                          Year Ended          Year Ended
                                                         December 31,        December 31,
									       2004		        2003
-------------------------------------------------------------------------------------------
                                                                 (in thousands)

Net sales                                                  $381,882           $227,132

Cost of sales                                               291,848            166,589

Inventory step-up                                                 -              1,153
									     ---------		---------
Gross profit                                                 90,034             59,390

Selling, general and administrative expenses                 57,465             40,792

Restructuring costs and other charges                         2,117              2,448
									     ---------		---------
    Operating income                                         30,452             16,150

Interest expense, net                                        11,672              7,672

Gain on sale of real estate                                 (1,209)               (781)
									     ---------		---------
    Income before income taxes                               19,989              9,259

Provision (benefit) for income taxes                          7,067            (21,448)
									     ---------		---------
        Net income before preferred stock dividends          12,922             30,707

Preferred stock dividends                                     3,501              1,316
									     ---------		---------
Net income attributable to common stockholders             $  9,421           $ 29,391
									     =========  	      =========


See accompanying notes to consolidated financial statements.

STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------
                                                                                    Year Ended          Year Ended
                                                                                 December 31, 2004   December 31, 2003
-----------------------------------------------------------------------------------------------------------------------
                                                                                            (in thousands)
CASH FLOW PROVIDED BY OPERATIONS
   Net income before preferred stock dividends                                      $  12,922            $  30,707
   Adjustments to reconcile net income to net cash provided by operations
       Depreciation and amortization                                                   27,094               19,898
       Change in deferred income taxes                                                  6,015              (21,448)
       Gain on sale of fixed assets                                                    (1,209)                (760)
       Other, net                                                                         104                 (262)
   Changes in other operating working capital - excluding effect of acquisitions
       Receivables                                                                     (5,808)              (1,979)
       Inventories                                                                     (7,895)                (961)
       Other current assets                                                              (355)                (709)
       Accounts payable                                                                 9,345               (7,200)
       Other current liabilities                                                        3,758                6,162
       Net restructuring/acquisition related spending in excess of expense             (1,783)              (3,195)
       Inventory step-up                                                                    -                1,153
       Benefit plan funding in excess of expense                                       (1,756)              (3,744)
														----------		   ----------
         Total cash flow provided by operations                                        40,432               17,662

CASH FLOW PROVIDED BY (USED BY) INVESTING ACTIVITIES
   Capital expenditures                                                               (31,905)             (19,691)
   Proceeds from sale of fixed assets                                                  38,999                6,120
   Business acquisition                                                                     -             (133,908)
														----------		   ----------
       Cash flow provided by (used by) investing activities                             7,094             (147,479)

CASH FLOW PROVIDED BY (USED BY) FINANCING ACTIVITIES
  Net repayment of long-term debt                                                     (28,333)             (85,965)
  Net repayment under secured revolving credit facility                                     -              (15,625)
  Net repayment under Tranche C Facility                                                    -               (5,400)
  Payments associated with financing                                                     (129)              (6,716)
  Debt proceeds                                                                             -              215,000
  Proceeds from issuance of preferred stock                                                 -               34,000
  Cash proceeds from termination of hedges                                                426                    -
  Issuance of common stock                                                                291                    -
  Dividends paid                                                                      (18,895)                   -
														----------		   ----------
    Cash flow (used by) provided by financing activities                              (46,640)             135,294

CASH AND CASH EQUIVALENTS
  Increase during the period                                                              886                5,477
  Balance at beginning of the period                                                    5,517                   40
														----------		   ----------
    Balance at end of the period                                                    $   6,403            $   5,517
														==========	         ==========


See accompanying notes to consolidated financial statements.

STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number of            Number of
                                 Shares of            Shares of
                                  Company             Company                                           Accumulated
                                 Preferred            Common   Company  Additional  Retained              Other          Total
                                   Stock   Preferred  Stock    Common    Paid-In    Earnings  Treasury Comprehensive  Stockholders'
                                  Issued     Stock    Issued   Stock     Capital    (Deficit)  Stock       Loss          Equity
-----------------------------------------------------------------------------------------------------------------------------------
                                                        (in thousands except share data)
Balance, December 31, 2002             -    $  -    6,290.821   $  1     $63,042    $(28,003)   $(234)    $(7,034)       $27,772
  (restated)
Issuance of preferred stock       34,000       1            -      -      33,999           -        -           -         34,000
Preferred stock dividends              -       -            -      -       1,316      (1,316)       -           -              -
Net income before preferred            -       -            -      -           -      30,707        -           -         30,707
  stock dividends
Minimum pension liability		   -       -            -      -           -           -        -        (701)          (701)
  adjustment net of tax benefit
  of $422
Fair market value adjustment -	   -       -            -      -           -           -        -        (376)          (376)
  hedging programs net of tax
  benefit of $227                _______	  ____    _________   ____     _______    _________	______    ________	 ________
Balance, December 31, 2003        34,000    $  1    6,290.821   $  1     $98,357    $  1,388    $(234)    $(8,111)       $91,402

Issuance of common stock               -       -       17.000      -         291           -        -            -           291
Dividends paid                         -       -            -      -     (13,029)     (5,866)       -            -       (18,895)
Preferred stock dividends              -       -            -      -       3,501      (3,501)       -            -             -
Net income before preferred            -       -            -      -           -      12,922        -            -        12,922
  stock dividends
Minimum pension liability  		   -       -            -      -           -           -        -           41            41
  adjustment net of tax
  expense of $26
Fair market value adjustment -	   -       -            -      -           -           -        -          813           813
  hedging programs net of
  tax expense of  $490            ______    ____    _________   ____	 ________	_________	 _____     ________	 ________
Balance, December 31, 2004        34,000    $  1    6,307.821   $  1     $89,120    $  4,943    $(234)     $(7,257)      $86,574
 					    ======	  ====    =========   ====     ========   =========    =====     ========      ========

                                                                            Year Ended December 31,
                                                                               2004         2003
                                                                            ---------   ----------
Comprehensive income
    Net income before preferred stock dividends                             $  12,922    $  30,707
    Minimum pension liability adjustment, net of tax benefit                       41         (701)
    Fair market value adjustment - hedging programs, net of tax benefit           813         (376)
                                                                            ---------   ----------
         Total comprehensive income                                         $  13,776    $  29,630
                                                                            =========   ==========

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL DESCRIPTION OF BUSINESS

The Company is a subsidiary of Fremont Partners, L.P.

The Company's operations consist of the manufacture and sale of a variety of plastic packaging products including child-resistant closures, tamper-evident closures, prescription packaging products and other plastic closures and containers.

BASIS OF PRESENTATION

The consolidated financial statements represent the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated.


The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2004 and 2003, and the reported amounts of income and expenses. Actual results could differ from those estimates.

ACQUISITIONS

On August 26, 1997, Fremont Acquisition Company, LLC completed a cash tender offer for all the shares of Kerr Group, Inc. pursuant to the Agreement and Plan of Merger dated July 1, 1997 ("Kerr Acquisition").

On August 13, 2003, the Company completed its acquisition of substantially all of the net assets of Setco, Inc., Tubed Products, Inc. and O. G. Dehydrated, Inc. (all wholly owned subsidiaries of McCormick, Inc.), collectively known as the "2003 Acquisition", for $133,908,000 including $3,522,000 of deal related costs. The 2003 Acquisition was consummated as part of the Company's overall strategy to grow its business within the packaging industry. Setco and Tubed Products brought strong presences in the bottle and tube markets to strengthen Kerr's overall position within the packaging industry.

The 2003 Acquisition was funded by the proceeds from issuance of preferred stock of $34,000,000 (See Note 9) and proceeds associated with the refinancing of the Company's credit facilities. The purchase price was allocated to the specifically identifiable net assets acquired as follows: $37,513,000 to current assets; $86,837,000 to property, plant and equipment; $1,374,000 to other intangibles; $13,913,000 to current liabilities; $1,433,000 to deferred income tax liabilities and $23,530,000 to goodwill. The goodwill was allocated $6,488,000 to Setco (Containers Division) and $17,042,000 to Tubed Products (Tubes Division). The goodwill deductible for tax purposes related to the 2003 Acquisition was $26,007,000. The results of operations of the 2003 Acquisition are included in the consolidated financial results from the date of acquisition.

The changes in the carrying amount of goodwill related to the 2003 Acquisition for the year ended December 31, 2004 are as follows:

   Balance as of December 31, 2003                        		$28,415,000
   Adjustments to reserves                                   	 (1,515,000)
   Adjustments to real estate values                         	 (5,973,000)
   Adjustment to deferred income taxes related to above changes     2,603,000
											------------
   Balance as of December 31, 2004                        		$23,530,000
   											============

The adjusted reserves include overage inventory, accrued transaction related costs and accrued acquisition reserves. These changes were the result of the determination that the reserves were no longer needed. The real estate values were adjusted as a result of the sale/leaseback transaction (See Note 5).

CASH AND CASH EQUIVALENTS

Cash equivalents consist only of investments that have an original maturity of three months or less when purchased, are readily convertible to known amounts of cash and have insignificant risk of changes in value because of changes in interest rates.

INVENTORIES

Inventories are valued at the lower of cost or market, determined by the use of the first-in, first-out method.

At December 31, 2004 and 2003, inventory consisted of the following:

---------------------------------------------------------------------------------
                                     2004       2003
---------------------------------------------------------------------------------

                                     (in thousands)

Raw materials and work in process  $20,793    $14,809
Finished goods                      17,812     15,435
					     -------    -------
   Total inventories               $38,605    $30,244
					     =======    =======

OTHER ASSETS

Other current assets primarily consist of prepaid insurances, rent payments made in advance and other miscellaneous payments made in advance of incurring the expense.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are valued at cost and depreciated using the straight-line method of depreciation over the estimated useful lives of the assets. The estimated useful lives generally used in computing depreciation expense are as follows:

   Buildings and improvements              5 to 30 years
   Machinery and equipment                 3 to 15 years
   Furniture and office equipment          5 to 10 years

When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed and any resulting gain or loss is reflected in operating results.

The policy of the Company is to charge amounts expended for maintenance and repairs to expense and to capitalize expenditures for major replacements and betterments.

IMPAIRMENT OF LONG LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 Business Combinations ("SFAS No. 141") and No. 142 Goodwill and Other Intangible Assets ("SFAS No. 141"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations and eliminates the use of pooling of interests for transactions initiated subsequent to June 30, 2001. SFAS No. 142 eliminated the amortization to expense of goodwill recorded as a result of such combinations, but requires goodwill to be evaluated for impairment at least annually. Write-downs of the balance, if necessary, are to be charged to operating results in the period in which the impairment is determined. Goodwill existing prior to the issuance of the statement was required to be amortized through December 31, 2001.

Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit's goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

The Company evaluated its recorded goodwill under SFAS No. 142 as of December 31, 2004 and as of December 31, 2003 and concluded that there was no impairment at those dates.

Accumulated amortization for goodwill was $11,978,000 as of December 31, 2004 and 2003.

Other intangible assets relate primarily to an intangible related to a long-term contract acquired in the 2003 Acquisition ("the Customer Intangible") and patent costs.

------------------------------------------------------------------------------------
                                       As of December 31, 2004
------------------------------------------------------------------------------------
                                           Weighted
                                Gross       Average                   Net Book
                             Carrying    Amortization   Accumulated     Value
                               Amount       Period      Amortization
                             --------    ------------   ------------  --------
Amortizing intangible assets
    Customer Intangible        $1,374       7 years      $ (270)       $1,104
    Patents                       611      17 years        (388)          223
					 ------			   -------	     ------
                               $1,985                    $ (658)       $1,327
                               ======                    =======       ======

------------------------------------------------------------------------------------
                                       As of December 31, 2003
------------------------------------------------------------------------------------
                                          Weighted
                                Gross      Average                    Net Book
                              Carrying   Amortization   Accumulated     Value
                               Amount      Period      Amortization
                             --------    ------------   ------------  --------
Amortizing intangible assets
    Customer Intangible        $1,374      7 years       $  (74)       $1,300
    Patents                       611     17 years         (331)          282
					 ------			   -------	     ------
        Total                  $1,985                    $ (405)       $1,580
                               ======                    =======       ======

Aggregate amortization expense for amortizing intangible assets was $253,000 and $135,000 for the years ended December 31, 2004 and 2003, respectively. Estimated amortization expense for the next five years is: $225,000 in 2005, $225,000 in 2006, $225,000 in 2007, $225,000 in 2008, and $425,000 in 2009 and
thereafter.

ACCOUNTING FOR DERIVATIVE AND HEDGING ACTIVITY

The Company accounts for derivatives and hedging activities in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, as amended, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values.

On the date a derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), a foreign-currency fair-value or cash-flow hedge (foreign currency hedge), or a hedge of a net investment in a foreign operation. For the years ended December 31, 2004 and 2003, the Company has entered into cash flow hedges. For all hedging relationships the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the item, the nature of the risk being hedged, how the hedging instrument's effectiveness in offsetting the hedged risk will be assessed, and a description of the method of measuring ineffectiveness. This process includes linking all derivatives that are designated as cash-flow hedges to specific forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as either a fair-value hedge or a cash-flow hedge is reported in earnings.

The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

In all situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the Company no longer adjusts the hedged asset or liability for changes in fair value. The adjustment of the carrying amount of the hedged asset or liability is accounted for in the same manner as other components of the carrying amount of that asset or liability. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the Company removes any asset or liability that was recorded pursuant to recognition of the firm commitment from the balance sheet, and recognizes any gain or loss in earnings. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company recognizes immediately in earnings gains and losses that were accumulated in other comprehensive income.

ENVIRONMENTAL RESERVES

Environmental liabilities recognized represent the Company's best estimate of remediation expenditures, including legal, consulting and other professional fees, that are probable and that can be reasonably estimated. Environmental costs are expensed unless they increase the value of the related asset and/or prevent or mitigate future contamination (see Note 8).

REVENUE RECOGNITION

The Company recognizes revenue at the time the product is shipped and the customer takes ownership and assumes the risk of loss. The Company does not have a significant concentration of credit risk with any individual customer.

RESEARCH AND DEVELOPMENT

Research and development expenses included in selling, general and administrative expenses were $2,154,000 and $1,593,000 for the years ended December 31, 2004 and 2003, respectively.

PENSIONS AND OTHER POSTRETIREMENT BENEFITS

The Company has two defined benefit pension plans (the "Retirement Plans"), which cover substantially all former employees and former union employees at the Company's former Lancaster facility. The Retirement Plans generally provide benefits based on years of service and average final pay.

The Company also sponsors a defined benefit healthcare plan for certain retired employees and their spouses and employees hired prior to September 1, 1992. The Company measures the costs of its obligation based on its best estimate. The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.

Statement of Financial Accounting Standards No. 87 requires that a company record an additional minimum pension liability to the extent that a company's accumulated pension benefit obligation exceeds the fair value of pension plan assets and accrued pension liabilities. This additional minimum pension liability is offset by an intangible asset, not to exceed prior service costs of the pension plan. Amounts in excess of prior service costs are reflected as a reduction in stockholders' equity and the change is reflected as a reduction in Other Comprehensive Income, net of any tax benefits.

The Company accounts for postretirement benefits in accordance with Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash, accounts receivable, accounts payable, other current assets and other current liabilities approximate their carrying amount given the short-term maturity of those instruments.

The fair values of the Company's debt and derivative instruments are disclosed in Note 7.

STOCK OPTIONS

Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), requires the Company to choose between two different methods of accounting for stock options. The statement defines a fair-value-based method of accounting for stock options but allows an entity to continue to measure compensation cost for stock options using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

In December 2002, the Financial Accounting Standards Board (APB) issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 clarifies the accounting for options issued in prior periods when a company elects to transition from APB 25 accounting to SFAS No. 123 accounting. It also requires additional disclosures with respect to accounting for stock-based compensation. The Corporation has elected to continue application of APB 25 in accounting for its stock-based compensation plans using the intrinsic-value method of expense recognition and, accordingly, the transition accounting provided by SFAS No. 148 had no impact on the Company's financial statements. All required disclosures have been provided in Note 10.

INCOME TAXES

Under the asset and liability method of SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109"), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies, including environmental remediation costs not within the scope of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability, in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

The Company accrues for losses associated with environmental remediation obligations not within the scope of Statement No. 143 when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

The Company uses a significant amount of resin in its manufacturing process. From time to time, the Company has experienced substantial increases in the cost of resin. To the extent that the Company is unable to pass on resin cost increases, the cost increases could have a significant impact on the results of operations of the Company.

FREIGHT OUT

Freight out expenses included in selling, general and administrative expenses were $12,348,000 and $8,597,000 for the years ended December 31, 2004 and 2003, respectively.

STOCK SPLIT

All share and per share data has been restated to reflect the 1000 for 1 common stock split on October 17, 2003.

DIVIDEND

In conjunction with the sale leaseback described in Note 5, the Company declared a dividend of $2,280.67 per share for shareholders of record dated August 11, 2004. This dividend amounted to $14,353,000 for common shareholders and $4,542,000 for preferred shareholders.

RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123"), which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, SFAS No. 123 will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. This Statement will be effective for the Company as of January 1, 2006.

In December 2004, the FASB issued Statement of Financial Accounting Standards No.151, Inventory Costs ("SFAS 151"), which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Under SFAS 151, such items will be recognized as current-period charges. In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2006.

In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations ("FIN 47"). This Interpretation clarifies that the term conditional asset retirement obligation as used in Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005, for the Company) and the Company is currently assessing the effect of this interpretation.

NOTE 2 - BUSINESS SEGMENTS

The Company's disclosures are based on the business segments used by management to make operating decisions and measure performance. The accounting policies of the business segments are consistent with those described in Note 1. The Company's business segments are as follows:

CLOSURES DIVISION

The Company's closures division produces custom and stock closures for pharmaceutical markets and selected segments of food and beverage markets.
The division's product line includes two-piece child-resistant, tamper-evident and standard closures.

CONTAINERS DIVISION

The Company's container division produces custom and stock bottles for selected segments of food and beverage markets, the personal care industry as well as bottles and vials for the pharmaceutical market, drug wholesalers, and drug retailers.

TUBES DIVISION

The Company's tubes division produces custom and stock tubes for various end use markets such as selected segments of the cosmetic, food, pharmaceutical and household chemical markets.

Intercompany transactions and charges are eliminated in consolidation.

Summary business segment information is included in the following chart:


------------------------------------------------------------------------------------
                                    Year Ended       Year Ended
                                   December 31,     December 31,
						   2004		  2003
------------------------------------------------------------------------------------
                                           (in thousands)
Net sales
    Closures                        $ 100,868        $  96,912
    Containers                        166,111           89,575
    Tubes                             114,903           40,645
						---------	     ---------
                                    $ 381,882        $ 227,132
------------------------------------------------------------------------------------
Operating income (loss) (a)
    Closures                        $  12,126        $  13,577
    Containers                         15,083            5,171
    Tubes                               9,418            2,100
    Corporate                          (6,175)          (4,698)
						----------	     ----------
                                    $  30,452        $  16,150
------------------------------------------------------------------------------------
Assets
    Closures                        $ 115,894        $ 110,714
    Containers                        104,438          106,413
    Tubes                              77,845           83,761
    Corporate (b)                      36,354           57,379
						---------	     ---------
                                    $ 334,531        $ 358,267
------------------------------------------------------------------------------------
Depreciation and amortization
    Closures                        $   9,841        $   9,997
    Containers                         10,333            6,723
    Tubes                               5,577            2,207
    Corporate                           1,343              971
						---------	     ---------
                                    $  27,094        $  19,898
------------------------------------------------------------------------------------
Capital expenditures
    Closures                        $   8,140        $  11,709
    Containers                         10,731            5,123
    Tubes                              10,621            1,631
    Corporate                           2,413            1,228
						---------	     ---------
                                    $  31,905        $  19,691
 ------------------------------------------------------------------------------------


(a)The Company does not allocate corporate expenses to the business segments other than research and development expenses.
(b)Corporate assets consist primarily of goodwill of $41,134 related to the Kerr Acquisition and deferred income taxes of $13,583 and $23,218 for 2004 and 2003, respectively.

NOTE 3 - INCOME TAXES

The provision (benefit) for income taxes consists of the following:

-----------------------------------------------------------------------------------------------------------
                                                                    Year Ended                 Year Ended
											  December 31,		    December 31,
												2004				  2003
-----------------------------------------------------------------------------------------------------------
                                                                               (in thousands)

Current
    U.S. Federal                                                     $    237                    $    189
    State                                                                 314                           -
											   --------			       --------
Total current                                                        $    551                    $    189

Deferred
    U.S. Federal                                                     $  6,347                    $(19,321)
    State                                                                 169                      (2,316)
											   --------			       --------
Total deferred                                                       $  6,516                    $(21,637)
                        							   --------				 ---------
        Total provision (benefit) for income taxes                   $  7,067                    $(21,448)
											   ========				 =========

Total provision (benefit) for income taxes from continuing operations differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to earnings (loss) before income taxes as a result of the following:

------------------------------------------------------------------------------------------------------------------
                                                                            Year Ended 		 Year Ended
												    December 31,		December 31,
												       2004		 	    2003
------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)

Computed "expected" tax provision                                           $  6,798             $  3,148
Increase (reduction) in provision resulting from:
    State income tax provision, net of Federal tax effect                        623                  469
    Increase (decrease) in valuation allowance                                   (49)             (25,088)
    Adjustment to required tax reserves                                         (550)                   -
    Other                                                                        245                   23
												    ---------           ---------
        Actual tax (benefit) provision                                      $  7,067             $(21,448)
                                                                            =========           =========

Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 2004, will be reported in the statement of operations.

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities at December 31, 2004 and 2003 are as follows:

------------------------------------------------------------------------------------------------------------------
December 31,                                                                          2004        2003
------------------------------------------------------------------------------------------------------------------
                                                                                      (in thousands)
Deferred income tax assets:
    Net operating loss carryforwards                                                $16,282     $23,227
    Minimum pension liability                                                         4,683       4,708
    Environmental liability                                                             115         167
    Tax credit carryforwards                                                          1,616       1,125
    Accrued retiree benefits                                                          2,944       3,252
    Deferred gain on sale of real estate                                              1,204         765
    Straight line lease expense                                                         309           -
    Workers compensation                                                                219           -
    Fair market value liability - hedging programs                                        -         227
    Allowance for doubtful accounts                                                     652         536
    Inventories                                                                       1,010       1,228
    Accrued vacation pay                                                              1,566         525
    Restructuring and severance reserves                                                174         486
    Accrued self-insurance                                                              889         850
    Acquisition related reserves                                                         80         474
    Other                                                                               609         787
														--------	--------
      Total gross deferred income tax assets                                         32,352      38,357
      Less valuation reserve for deferred income tax assets                          (3,003)     (3,052)
													  	--------	--------
      Deferred income tax assets, net of valuation reserve                           29,349      35,305
Deferred income tax liabilities:
    Property, plant and equipment, principally due to differences in depreciation   (11,518)     (9,046)
    Accrued pension liability                                                        (2,779)     (2,754)
    Goodwill                                                                         (1,205)       (249)
    Fair market value asset - hedging programs                                         (264)          -
    Other                                                                                 -         (38)
														--------	--------
      Total gross deferred income tax liabilities                                   (15,766)    (12,087)
														--------	--------
Net deferred income tax assets                                                      $13,583     $23,218
														========	========

As of December 31, 2004, the Company has net operating losses for Federal income tax purposes of $39,703,000, which are available to offset future Federal taxable income. The net operating losses generated prior to August 26, 1997, amounting to $10,203,000, are subject to limitation under Section 382 of the Internal Revenue Code. The remaining net operating losses were generated subsequent to August 26, 1997 and are not subject to limitations. The net operating loss carryforwards will expire as follows: $9,000,000 in 2011; $1,203,000 in 2012; $13,462,000 in 2018; $10,437,000 in 2020; $5,559,000
in 2021; $26,000 in 2022, and $16,000 in 2023.

The Company has net operating losses for state income tax purposes. As of December 31, 2004, the Company has recorded $2,783,000 of state income taxes net of federal tax benefit.

The Company also has an alternative minimum tax credit carryforward of $1,616,000 with no expiration date.

The Company paid net cash payments related to income taxes of $1,823,000 and $0 during the years ended December 31, 2004 and 2003, respectively.

The Company has recorded a valuation allowance of $3,003,000 and $3,052,000 as of December 31, 2004 and 2003, respectively. Although there is no assurance that the remaining deferred tax asset will be realized, as of December 31, 2004, the Company believes that it is more likely than not that the net deferred tax asset will be realized. The Company's assessment is based on current budgets, forecasts and the historical financial performance.

NOTE 4 - OTHER LONG TERM ASSETS

At December 31, 2004 and 2003, other assets consisted of the following:

--------------------------------------------------------------------------------------
                                                                       2004     2003
--------------------------------------------------------------------------------------
                                                                       (in thousands)

Deferred financing costs, net of accumulated amortization of $1,434
  in 2004 and $465 in 2003                                            $5,509   $6,545
Repair parts                                                           1,153    1,001
Fair market value - hedges                                               701        -
Certificates of deposit                                                   45       45
											    ------   ------
                                                                      $7,408   $7,591
											    ======   ======

Deferred financing costs are amortized over the term of the related financing with approximately six years of amortization remaining. Amortization expense related to deferred financing costs totaled $989,000 and $860,000 for the years ended December 31, 2004 and 2003, respectively. Future amortization expense is expected to be as follows:

				2005   	            $  989,000
				2006        	         989,000

				2007                	   989,000

				2008                	   989,000

				2009 and thereafter 	 1,553,000

NOTE 5 - OTHER CURRENT LIABILITIES

At December 31, 2004 and 2003 other current liabilities consisted of the following:

-------------------------------------------------------------------------
                                              2004       2003
-------------------------------------------------------------------------
                                              (in thousands)

Accrued wages, bonus and vacation pay        $8,296    $3,882
Accrued self-insurance                        2,945     2,657
Deferred gain on sale of real estate            313       218
Accrued restructuring expenses                  717     1,550
Accrued acquisition costs                       212     1,258
Accrued environmental                           200       200
Accrued and withheld taxes                      128       116
Accrued interest                                 25       206
Other accrued expenses                        4,009     6,147
							   ------	-------
  Total other current liabilities            16,845   $16,234
							   ======	=======

Restructuring costs and other charges:


-------------------------------------------------------------------------
Year ended December 31,                       2004      2003
-------------------------------------------------------------------------

Severance and employee benefits              $1,116    $  371
Dividend expenses (See Note 1)                  424         -
Ongoing expenses related to idle facility       375       440
Preferred shareholder settlement                132         -
Merger and acquisition activities                70       910
Loss on debt refinancing                          -       181
Expenses related to 2003 acquisition              -       546
							   ------    ------
Total restructuring and other charges        $2,117    $2,448
							   ======    ======
Total restructuring related payments         $2,831    $2,744
							   ======    ======

During 2002, the Company sold its Sarasota, Florida warehouse for $2,068,000 and recognized a gain of $493,000, which is deferred and amortized over the lease term, $123,000 is included in other current liabilities as of December 31, 2004 and 2003 and $113,000 and $236,000 included in other long-term liabilities as of December 31, 2004 and 2003, respectively.

During 2003, the Company sold its purchase option for its Bowling Green, Kentucky and Jackson, Tennessee facilities for $5,900,000. The buyer exercised the purchase option and the Company entered into an eighteen year lease on these properties. The sale of these options yielded a gain of $1,710,000, which is deferred and amortized over the lease term, $95,000 is included in other current liabilities as of December 31, 2004 and 2003 and $1,484,000 and $1,580,000 is included in other long-term liabilities as of December 31, 2004 and 2003, respectively.

During 2004, the Company sold its Anaheim and Oxnard, California and Easthampton, Massachusetts facilities for $37,790,000. The buyer and the Company entered into a fifteen year lease on these properties. The sale of these properties yielded a gain of $1,596,000, which was deferred and will be amortized over the lease term, and $95,000 is included in other current liabilities and $1,291,000 is included in other long-term liabilities.

NOTE 6 - RETIREMENT BENEFITS

PENSIONS

The Company has two defined benefit pension plans, which cover substantially all former employees and former union employees at the Company's former Lancaster facility. The Retirement Plans generally provide benefits based on years of service and average final pay.

In March 1999, the Company modified its agreement with the Pension Benefit Guaranty Corporation (the "PBGC"). Under this agreement, the Company agreed to maintain certain funding levels in its pension plans. The Company is in compliance with the PBGC agreement as of December 31, 2004.

The Company has a pension restoration plan which is an unfunded plan providing benefits to participants not payable by the Retirement Plan because of the limitations on benefits imposed by the Internal Revenue Code of 1986, as amended. The aggregate annual accrued benefit for each participant under the combination of the Retirement Plans and the Pension Restoration Plan when expressed as a single-life annuity is limited to $200,000.

The Company uses December 31 measurement date for the Retirement Plans.

The following table sets forth a reconciliation of the changes in the Company sponsored defined benefit pension plans:

-----------------------------------------------------------------------------------------------
Year ended December 31,                                                      2004        2003
-----------------------------------------------------------------------------------------------
                                                                              (in thousands)
CHANGE IN BENEFIT OBLIGATIONS:
Benefit obligation at beginning of year                                 $ 35,381    $ 34,762
Interest cost                                                              2,107       2,254
Actuarial losses                                                           1,013       1,750
Benefit payments                                                          (3,366)     (3,385)
												---------   ---------
Benefit obligation at end of year                                         35,135      35,381

CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year                            29,108      26,218
Actual return on plan assets                                               2,807       2,674
Employer contribution                                                      1,216       3,601
Benefit payments                                                          (3,366)     (3,385)
												---------   ---------
Fair value of plan assets at end of year                                  29,765      29,108

Funded Status                                                             (5,370)     (6,273)
Unrecognized net actuarial loss                                           12,453      12,521
												---------   ---------
Net amount recognized                                                   $  7,083    $  6,248
												=========   =========
Amounts recognized in the statement of financial position consist of:
  Accrued benefit liability                                             $ (7,083)   $ (6,270)
  Adjustment to recognize minimum pension liability                       12,453      12,518
												---------   ---------
Net amount recognized                                                   $  5,370    $  6,248
												=========   =========

Weighted average assumptions used in computing the funded status of the plans were as follows:

-----------------------------------------------------------------------------------------------------
                                                		December 31,    	   December 31,
                                                   		   2004            	2003
-----------------------------------------------------------------------------------------------------

Discount rate                                     		  5.90%          		6.25%

Rate of increase in compensation levels            		  5.00%          		5.00%

Expected long-term rate of return on assets        		  8.75%          		8.75%

Net pension (income) expense includes the following components:

-----------------------------------------------------------------------------------------------------
                                             			 Year Ended 	     Year Ended
									      December 31,  	    December 31,
										   2004		       2003
-----------------------------------------------------------------------------------------------------
                                                                     (in thousands)
Interest cost on projected benefit obligation                $2,107                 $2,254
Expected return on assets                                    (2,567)                (2,609)
Net amortization and deferral                                   844                    531
										 -------			-------
  Net pension expense                                        $  384                 $  176
										 =======			=======

The majority of all pension plan assets are held by a master trust created for the collective investment of the plans' funds, as well as annuity contracts. At December 31, 2004, assets held by the master trust consisted of cash, money market funds and high yield bonds.

The Company's investment policy seeks to provide for growth of capital with a moderate level of volatility by investing assets in accordance with approximately 50% bonds and 50% securities. Our investment performance and policies are reviewed by selected senior management and the majority owner. Our expected long term rate of investment return is based on the expected returns of each of the asset categories, weighted based on the median of the target allocation for each category. Equity securities are expected to return 4% to 7% over the long-term, while fixed income and other is expected to return 10% to 11%. Based on historical experience, we expect our plan assets to provide a modest additional return, when compared to their respective benchmarks.

The Company expects to contribute approximately $250,000 to the Retirement Plans in 2005. The following benefit payments are expected to be paid by the Retirement Plans:

			2005                 $ 3,222,000
			2006             	     3,157,000
			2007                   3,063,000
			2008                   2,978,000
			2009                   2,909,000
			2010 through 2014     13,634,000

RETIREE HEALTHCARE AND LIFE INSURANCE


The Company provides certain healthcare and life insurance benefits for certain retired employees and their spouses (the "Retiree Healthcare and Life Insurance Plans"). The costs of such benefits are shared by retirees through one or more of the following: a) deductibles, b) co-payments and c) retiree contributions. Employees hired prior to September 1, 1992 may become eligible for those benefits if they reach retirement age while working for the Company. The Company does not provide retiree healthcare and life insurance benefits for salaried employees hired after September 1, 1992. Healthcare and life insurance benefits provided by the Company are not funded in advance, but rather are paid by the Company as the costs are actually incurred by the retirees. The Company uses December 31 measurement date for Retiree Healthcare and Life Insurance Plans.

The following table sets forth a reconciliation of the changes in the Company sponsored retiree healthcare and life insurance plans.

----------------------------------------------------------------------------------------------
Year ended December 31,                                                 2004        2003
----------------------------------------------------------------------------------------------
                                                                         (in thousands)
CHANGE IN BENEFIT OBLIGATIONS:
Accumulated postretirement benefit obligation at beginning of year   $  9,589    $  7,588
Service cost                                                               14          20
Interest cost                                                             559       1,216
Actuarial (gains)/losses                                                  445       2,099
Benefit payments                                                       (1,392)     (1,334)
											   ---------   ---------
Accumulated postretirement benefit obligation at end of year            9,215       9,589
											   ---------   ---------
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year                              -           -
Employer contribution                                                   1,499       1,334
Benefit payments                                                       (1,499)     (1,334)
											   ---------   ---------
Fair value of plan assets at end of year                                    -           -
											   ---------   ---------
Funded Status                                                          (9,215)     (9,589)
Unrecognized net actuarial gain                                         1,387         943
											   ---------   ---------
Net amount recognized                                               $  (7,828)  $  (8,646)
											   =========   =========

Weighted average assumptions used in computing the funded status of the plans were as follows:

------------------------------------------------------------------------------------------
                          	December 31, 2004		December 31, 2003
-------------------------------------------------------------------------------------------

Discount rate                 5.90%            		6.25%

Healthcare cost trend rate 	6.50% trending   		7.00% trending
                            	down to 5.00%    		down to 4.50%

Retiree healthcare and life insurance expense included the following components:

-------------------------------------------------------------------------------------------
                                                        Year Ended         Year Ended
                                                     December 31, 2004	December 31, 2003
-------------------------------------------------------------------------------------------
                                                                (in thousands)
Service cost (benefit earned during period)                  $  14           $   20
Interest cost on accumulated benefit obligation                559            1,216
Net amortization and deferral                                    -              (49)
									       ------	   ---------
  Net retiree healthcare and life insurance expense          $ 573           $1,187
										 ======	   =========

The effect of a one percentage point annual increase in these assumed healthcare cost trend rates at December 31, 2004, would increase the postretirement benefit obligation by approximately $256,000 and would increase the service and interest cost components of the annual expense by approximately $18,000.

The effect of a one percentage point annual decrease in these assumed healthcare cost trend rates at December 31, 2004, would decrease the postretirement benefit obligation by approximately $236,000 and would decrease the service and interest cost components of the annual expense by approximately $16,000.

The Company expects to contribute approximately $1,269,000 to the Retiree Healthcare and Life Insurance Plans. The following benefit payments are expected to be paid:

			2005                  $1,269,000
			2006                   1,183,000
			2007                   1,064,000
			2008                     901,000
			2009                     778,000
			2010 through 2014      2,745,000

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("the Act") became law in the United States. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit. In accordance with FASB Staff Position (FSP) FAS 106-1 (issued January 2004), Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the Company elected to defer recognition of the effects of the Act in any measures of the benefit obligation or cost in 2003 and 2004. FSP FAS 106-2 (issued May 2004), Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 will require the Company to determine whether its plan is at least actuarially equivalent to the Medicare benefit as of January 1, 2005 and account for the effects of the Act, if any, beginning in 2005. The Company is currently assessing whether the benefits provided by its plan are actuarially equivalent to the Medicare benefit.

EMPLOYEE SAVINGS PLAN


The Company maintains an employee savings plan (the "Employee Savings Plan"), which covers substantially all of the Company's employees. The Employee Savings Plan allows employees to defer up to 50% of eligible pre-tax compensation. The Company offers a matching contribution of 50% of the first $1,000 employee deferral. The Company also offers a matching contribution of 25% of the first 6% of employee deferrals. The Company recorded $1,555,000 and $1,074,000 of expense related to the Employee Savings Plan in 2004 and 2003, respectively.


NOTE 7 - DEBT

Debt consists of the following:


----------------------------------------------------------------------------------------------------------------------
December 31,                                                                               2004 	    2003
----------------------------------------------------------------------------------------------------------------------
                                                                                               (in thousands)

$215 million Term Loan Facility bearing interest at a rate
equal to Libor plus 350 basis points or the Base Rate plus
225 basis points (5.66% at December 31, 2004).							    $184,630 		$212,813


$30 million Revolving Credit Facility bearing interest at a
rate equal to Libor plus 300 basis points or the Base Rate
plus 175 basis points.												     -      		 -


Industrial Development Revenue bonds bearing interest at
78% of prime (5.84% at December 31, 2004).								   900		   1,050
														   ----------	     ----------
                                                                                         185,530  		 213,863
Less:  Current Portion												12,300  		   9,713
                                                                                       ----------	     ----------
Total Long Term Debt                                                                    $173,230 		$204,150
														   ==========	     ==========

On August 13, 2003, the Company entered into a Credit Agreement ("Credit Facility") with a bank for an aggregate amount of $245 million. Borrowings under the Credit Facility were used (i) to repay the outstanding principal and accrued interest on the existing credit facility; (ii) to fund the purchase price of the 2003 Acquisition (See Note 1); (iii) to pay fees and expenses related to the Credit Agreement and 2003 Acquisition; and (iv) to provide for working capital and general corporate purposes of the Company. The Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries (excluding the assets securing the Industrial Development Bonds).

The Credit Facility consists of a $30 million working capital facility, which includes a $3 million letter of credit related to the Pension Benefit Guaranty Corporation ("Working Capital Facility") and a $215 million term facility ("Term Facility").

The Working Capital Facility bears interest at LIBOR plus 300 basis points or the Base Rate (defined as the higher of (i) the bank's prime rate and (ii) the Federal Funds Rate plus 50 basis points) plus 175 basis points. The Term Facility bears interest at LIBOR plus 350 basis points or the Base Rate plus 225 basis points. The LIBOR and base rate margins are subject to performance pricing step-downs based upon the Company's total debt to EBITDA or debt ratings. The Company may select interest periods of 1, 2, 3, or 6 months for LIBOR advances. A default rate of interest applies in the Credit Facility in the event of default at a rate of 200 basis points above the applicable interest rates.

NOTE 7 - DEBT (CONTINUED)

The Credit Facility requires that the Company maintain minimum fixed charge and interest coverage ratios and maximum coverage ratios and capital spending.

As of December 31, 2004, the Company's long-term debt was payable as follows:

			2005                	 $ 12,300
			2006                   	   16,955
			2007                       19,680
			2008                       19,680
			2009                       40,290
			2010 and thereafter        76,625
							 --------
                     			       $185,530
							 ========

During 2003, the Company entered into Interest Rate Swap Agreements with an initial notional amount of $160,000,000. The Interest Rate Swap Agreements have notional amounts that decline on a quarterly basis. As of December 31, 2004, the Company held Interest Rate Swap Agreements with a notional amount of $114,000,000. The agreements call for the Company to receive a variable interest rate based on 90-day LIBOR and to pay fixed interest rates ranging from 1.79% to 2.79%. The Company utilizes interest rate swaps as a method to mitigate its risk on the 90 day LIBOR elections. The Company's policy on interest rate swaps is to mitigate interest rate risk by hedging approximately 60% of its outstanding debt balance and mitigating the 90 day LIBOR risk. The interest rate swaps range from two years to three years in term.

During 2004, the Company terminated Interest Rate Swap Agreements with initial notional amounts of $40,000,000 resulting in a $426,000 gain, which was deferred and amortized over the remaining term of the Interest Rate Swaps. Included in interest expense is $85,000 of expense related to the sale of these Interest Rate Swap Agreements.

Included in interest expense is $1,248,000 and $603,000 of expense related to the Interest Rate Swap Agreements for the years ended December 31, 2004 and 2003, respectively.

The Company paid interest of $11,853,000 and $7,451,000 during the years ended December 31, 2004 and 2003, respectively.

The carrying value of the Senior Secured Credit Facility approximates fair value given the variable rate components of the debt instruments.

NOTE 8 - ENVIRONMENTAL RESERVES

The Company has been designated by the Environmental Protection Agency as a potentially responsible party to share in the remediation costs of several waste disposal sites. Pursuant to the 1992 sale of the Metal Crown Business and the 1998 sale of certain plastic operations of Sun Coast, the Company has indemnified the buyer for certain environmental remediation costs. In addition, pursuant to the 1983 and 1992 sales of the Commercial Glass Container Businesses, the Company has indemnified the buyer for certain environmental remediation costs and has retained ownership of certain real property used in the Commercial Glass Container Business which may require environmental remediation. During the years ended December 31, 2004 and 2003, the Company made cash payments related to environmental remediation of $138,000 and $183,000, respectively. As of December 31, 2004, the Company has accrued $305,000 for the expected remaining costs associated with environmental remediation described above and in connection with its current manufacturing plants. The amount of the accrual was based in part on an environmental study performed by an independent environmental engineering firm. The Company accrues costs associated with environmental matters when they become probable and can be reasonably estimated.

NOTE 9 - COMPANY PREFERRED STOCK

During 2003, the Company authorized 40,000 shares of $.01 par value Series A Preferred Stock. On August 13, 2003, 34,000 shares were issued at a price of $1,000 per share. The preferred shares carry a conversion feature that allows the preferred stock to convert to common stock at a rate of $18,840 per share. The stated value will accrete for a period of six years from the date of issuance at a rate equal to the greater of (i) dividends paid on the common stock on an as-converted basis and (ii) 10% per annum, compounded quarterly. Thereafter, the stated value will accrete at a rate equal to dividends paid on the common stock on an as-converted basis. The preferred stock is not redeemable and is senior to common stock in terms of dividends and liquidation preference. The convertible value of the preferred stock was $34,275,000 and $35,316,000 at December 31, 2004 and 2003, respectively.

As a result of the 2004 Extraordinary Dividend, the owners of preferred stock received $4,542,000. As a result of this dividend, the conversion rate was reduced to $16,559 per share.

NOTE 10 - COMPANY STOCK OPTION PLANS

In conjunction with the Kerr Acquisition on August 26, 1997, the wives of Richard Hofmann, the President and Chief Executive Officer of the Company, Lawrence Caldwell, an Executive Vice President of the Company and Daniel Gresham, a former principal of New Canaan, were each granted an option to purchase 185.185 shares of Common Stock, at an exercise price of $10,000 per share. One-fifth of such option shares were vested and exercisable on the date of grant; an additional one-fifth of such option shares will vest and become exercisable on each anniversary of the date of grant, subject to the continued employment of Mr. Hofmann (in the case of the options held by Mrs. Hofmann and Mrs. Gresham) or Mr. Caldwell (in the case of the options held by Mrs. Caldwell). The option agreements pursuant to which such options were granted (the "Option Agreements") provide that, upon the termination of the employment of Mr. Hofmann or Mr. Caldwell, as applicable, for any reason other than death or disability, or termination without cause, the option shall be exercisable by the optionee for a period of thirty days after cessation of employment to the extent such option was vested on the date of such cessation of employment. The Option Agreements further provide that in the event of (i) termination of employment due to death or disability, (ii) termination of employment by the Company without cause or by Mr. Hofmann or Mr. Caldwell, as applicable, for good reason, or (iii) a Change of Control (as defined in the Option Agreements), the vesting of the option shall accelerate and the option shall become immediately exercisable for all shares of Common Stock covered by the option.

In connection with the Sun Coast Acquisition, Mr. Hofmann, Mr. Caldwell, and Mr. Gresham were also each beneficially granted an option to purchase 46.944 shares of Common Stock of the Company, at an exercise price of $10,000 per share. The option agreements entered into with respect to such options contain substantially the same terms as those entered into in connection with the Kerr Acquisition.

On December 18, 2003, the option agreements to each Mrs. Hofmann, Mrs. Caldwell, and Mrs. Gresham were amended such that all shares were fully vested as of December 7, 2000.

NOTE 10 - COMPANY STOCK OPTION PLANS (CONTINUED)

In April 1998, the Company's Board of Directors adopted, and the stockholders approved, the Kerr Group, Inc. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"). The 1998 Stock Incentive Plan will be administered by the Board of Directors. All directors, officers, employees, consultants and advisors of the Company are eligible for discretionary awards under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides for stock-based incentive awards, including incentive stock options, non-qualified stock options, restricted stock, performance shares, stock appreciation rights and deferred stock. The 1998 Stock Incentive Plan permits the Board of Directors to select eligible persons to receive awards and to determine certain terms and conditions of such awards, including the vesting schedule and exercise price of each award, and whether such award shall accelerate upon the occurrence of a change in control of the Company. Under the 1998 Stock Incentive Plan, options, restricted stock, performance shares or stock appreciation rights covering no more than 80% of the shares reserved for issuance under the 1998 Stock Incentive Plan may be granted to any participant in any one year. A total of 366.520 shares have been reserved for issuance under the 1998 Stock Incentive Plan. As of December 31, 2004, 286.300 non-qualified stock options have been issued under the 1998 Stock Incentive Plan. No other stock-based incentive awards have been granted under this 1998 Stock Incentive Plan.

In October 2003, the Company's Board of Directors adopted and the stockholders approved the Kerr Group, Inc. 2003 Stock Option Plan (the "2003 Stock Option Plan"). The 2003 Stock Option Plan will be administered by the Board of Directors. All directors, officers, employees, consultants and advisors of the Company are eligible for discretionary awards under the 2003 Stock Option Plan. The 2003 Stock Option Plan permits the Board of Directors to select eligible persons to receive awards and to determine certain terms and conditions of such awards, including the vesting schedule and exercise price of each award, and whether such award shall accelerate upon the occurrence of a change in control of the Company. A total of 3,250 shares have been reserved for issuance under the 2003 Stock Option Plan. As of December 31, 2004, 3,236.400 non-qualified stock options have been issued under the 2003 Stock Option Plan. The board further allocated the options grants into three pools of options. Pool A options were granted with a strike price that escalates from $23,460 on January 1, 2004 to $25,640 on December 31, 2005 and ultimately to $32,310 at the time of their expiration on December 31, 2006. Pool A shares vest at the time of a change of control, as defined. Pool B options were granted with a strike price of $20,000 on January 1, 2004. Pool B options allow for 50% expiration of shares on December 31, 2005 with the remaining expiring on December 31, 2006. Pool B shares are fully vested at time of grant. Pool C options were granted with a strike price of $17,130, a five year vesting period and a ten year term. All shares fully vest upon a change in control, as defined.

In October 2004, The Company's Board of Directors approved a total of 132 non-qualified stock options to be granted to Mr. Hofmann, Mr. Caldwell and Mr. Gresham. Each Mr. Hofmann and Mr. Caldwell were granted 49 shares and Mr. Gresham was granted 34 shares at a strike price of $21,719. The shares vest at the earlier of seven years from date of grant or a change in control, as defined.

In conjunction with the Dividend (Note 1), all strike prices of options outstanding under all plans as of August 11, 2004, were equitably adjusted to 90.5% of the stated exercise price.

NOTE 10 - COMPANY STOCK OPTION PLANS (CONTINUED)

The Company accounts for stock-based compensation as described in Note 1. The Company elected to continue the intrinsic-value method of expense recognition. If compensation cost for these plans had been determined using the fair-value method prescribed by SFAS No. 123, the Company's results would have been reduced to the proforma amounts indicated below.

------------------------------------------------------------------------------------------
                                                     	    Year Ended       Year Ended
                                                         December 31,     December 31,
									      2004			2003
------------------------------------------------------------------------------------------


Net income (loss) before preferred stock dividends   	   $12,922,000      $30,707,000
Compensation expense                                       1,002,000          168,000
									   -----------	  -----------
Proforma net income (loss)                           	   $11,920,000      $30,539,000
									   ===========	  ===========

The fair value of each option was estimated on the grant date using the Black-Scholes option-pricing model. Based on the assumptions presented below, the weighted average fair value of options granted was $792 and $5,428 per option in 2004 and 2003, respectively.

------------------------------------------------------------------------------------------
                        		2004 		   2003
------------------------------------------------------------------------------------------

Expected life in years 		    4 years		10 years
Risk-free interest rate 		4.37%  	   4.07%
Volatility              		0.00% 	   0.00%
Dividend yield          		0.00%  	   0.00%

A summary of stock option activity is presented below.

------------------------------------------------------------------------------------------
                                                		  Weighted Average
                                      	 	Shares         Exercise Price
------------------------------------------------------------------------------------------

2004
    Outstanding, beginning of year     		982.687           $11,170
    Granted                             	    3,368.400            21,058
    Exercised                                   (10.000)           14,500
    Forfeited/canceled                         (102.433)           15,682
						         -----------		-------
    Outstanding, end of year                  4,238.654      	$18,704
    Exercisable, end of year                  1,789.094      	$14,142
    Available for grant, end of year             93.820

2003
    Outstanding, beginning of year              867.687     	$10,460
    Granted                                     115.000       	 16,500
    Forfeited/canceled                            --          	   --
							      -------		-------
    Outstanding, end of year                    982.687      	$11,170
    Exercisable, end of year                    840.738     	$10,280
    Available for grant, end of year             80.220

For options outstanding at the end of 2004, exercise prices consisted of the following: $9,050; $14,489; $14,932; $15,502; $18,099; $21,719, and $22,216.
The weighted average remaining life was approximately 2.8 years.

NOTE 11 -LEASE COMMITMENTS

The Company occupies certain manufacturing facilities, warehouse facilities and office space and uses certain automobiles, machinery and equipment under noncancelable lease arrangements. Rent expense related to these agreements was $7,695,000 and $3,752,000 for the years ended December 31, 2004 and 2003, respectively.

At December 31, 2004, the Company was obligated under various noncancelable operating leases. Future minimum rental commitments under the Company's leases are as follows:

-----------------------------------------------------------------------------
Years Ended December 31,	     Total Commitment
-----------------------------------------------------------------------------
                         	      (in thousands)

2005                        		  $  7,940
2006                           	     7,019
2007                           	     5,299
2008                          	     5,314
2009                          	     5,205
2010 and thereafter         		   $60,309

The Company is not a party to contingent lease payments. The leases for real estate for the Company's Bowling Green, Kentucky; Jackson, Tennessee; Anaheim, California; Oxnard, California; and Easthampton, Massachusetts locations each contain provisions for escalating lease payments each year with a range of 2.5%-3.0% each year. Each of the real estate leases contain options to extend the term of the lease one to five years from date of expiration.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings and litigation arising in the normal course of business. In the opinion of management, the outcome of such proceedings will not materially affect the Company's consolidated financial position or results of operations.

NOTE 13 - RELATED PARTY TRANSACTIONS

The Company and Fremont entered into an Advisory Services Agreement (the "Advisory Services Agreement") dated August 13, 2003. The Advisory Services Agreement provides that Fremont will provide Kerr such services as may from time to time be reasonably requested by the Company and which are necessary and appropriate for the operation of the business of the Company. The Advisory Services Agreement provides for the semi-annual payment to Fremont of $275,000, and for the reimbursement of Fremont for its expenses reasonably incurred in providing services for the Company. The Advisory Services Agreement also indemnifies Fremont for any and all losses, claims, damages and liabilities related to or arising out of the Advisory Services Agreement. The Advisory Services Agreement may be terminated by mutual consent of the parties. The Advisory Services Agreement also called for a payment of $1,687,500 plus expenses of transaction services related to the 2003 Acquisition (Note 1) and services related to the refinancing of the Company's long term debt (Note 7). Included in selling, general and administrative expenses was $664,000 and $401,000 in 2004 and 2003, respectively, related to the Advisory Services Agreement. As of December 31, 2004 and 2003, the Company has $229,000 and $260,000, respectively, in other current liabilities related to the Advisory Services Agreement.

On January 1, 2003, the Company entered into a letter agreement with New Canaan (the "New Canaan Agreement"), for the provision of certain strategic planning and advisory services to the Company by New Canaan. The agreement provides for the payment to New Canaan of an annual fee of $600,000 through December 2005, so long as Fremont remains the majority stockholder of the Company and Mr. Caldwell and Mr. Hofmann remain employed by the Company. Included in selling, general and administrative expenses was $600,000 for each of the years ended December 31, 2004 and 2003, respectively, related to the New Canaan Agreement. In conjunction with the New Canaan agreement, the Company also entered into employment agreements with each Richard Hofmann and Lawrence Caldwell, each of whom are partners in New Canaan. The employment agreements expire December 31, 2005 and provide for non-competition arrangements.

                               KERR GROUP, INC.

                       Consolidated Financial Statements

                               December 31, 2003

                              Independent Auditors' Report



To the Stockholders and Board of Directors of Kerr Group, Inc.:

We have audited the accompanying consolidated balance sheets of Kerr Group, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Kerr Group, Inc. and subsidiaries for the year ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements, before the revision described in Note 1 to the financial statements, in their report dated March 13, 2002.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2003 and 2002 financial statements referred to above present fairly, in all material respects, the financial position of Kerr Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed above, the 2001 financial statements of Kerr Group, Inc. and subsidiaries were audited by other auditors who have ceased operations. As described in Note 1, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in
Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of Kerr Group, Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

/s/ KMPG LLP

March 1, 2004
Harrisburg, Pennsylvania

BALANCE SHEETS
iv.

--------------------------------------------------------------------------------------------------------------
December 31,                                                                    	2003            2002
--------------------------------------------------------------------------------------------------------------
                                                                            (in thousands except share data)
ASSETS

Current assets

    Cash and cash equivalents                                              	  $  5,517        $     40

    Receivables - primarily trade accounts, less allowance for
        doubtful accounts of $1,591 in 2003 and $501 in 2002                      34,318          12,851

    Inventories
        Raw materials and work in process                                         14,809           5,279
        Finished goods                                                            15,435           8,071
													  ---------		---------
        Total inventories                                                         30,244          13,350

    Prepaid expenses and other current assets                                      1,496             326

    Deferred income taxes                                                          4,647               -
													  ---------		---------
        Total current assets                                                      76,222          26,567
													  ---------		---------
Property, plant and equipment, at cost
    Land                                                                          10,056             408
    Buildings and improvements                                                    26,467           6,710
    Machinery and equipment                                                      175,063         111,531
    Furniture and office equipment                                                 5,111           3,981
													  ---------		---------
                                                                                 216,697         122,630
    Accumulated depreciation                                                     (72,686)        (56,617)
													  ---------		---------
    Net property, plant and equipment                                            144,011          66,013

Deferred income taxes                                                             18,571               -

Goodwill, net of amortization of $11,978 in 2003 and 2002                        110,292          82,599

Other intangibles, net of amortization of $432 in 2003 and $295 in 2002            1,580             343

Other assets, net of amortization of $463 in 2003 and $2,485 in 2002               7,591           1,770
													  ---------		---------
                                                                                $358,267        $177,292
													  =========		=========


See accompanying notes to consolidated financial statements.

BALANCE SHEETS
v.

---------------------------------------------------------------------------------------------------------------
December 31,                                                                         2003             2002
---------------------------------------------------------------------------------------------------------------
                                                                           (in thousands except per share data)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Current portion of long-term debt                                             $  9,713          $104,800

    Accounts payable                                                                18,923            14,207

    Other current liabilities                                                       16,234            10,905
													    ---------	    ---------
         Total current liabilities                                                  44,870           129,912
													    ---------	    ---------
Long-term debt                                                                     204,150             1,050

Retirement benefits                                                                 15,182            17,803

Other long-term liabilities                                                          2,663               755
													    ---------	    ---------
    Total liabilities                                                              266,865           149,520
													    ---------         ---------
Stockholders' equity

    Preferred stock, $.01 par value per share, 40,000 shares authorized,                 1                 -
        34,000 shares issued at December 31, 2003

    Common stock, $.01 par value per share, 50,000 and 10,000 shares authorized, 6,290.821 and 6,290.821 shares issued at
        December 31, 2003 and 2002, respectively                                         1                 1

    Additional paid-in capital                                                      98,357            63,042

    Retained earnings (deficit)                                                      1,388           (28,003)

    Accumulated other comprehensive loss                                            (8,111)           (7,034)

    Treasury stock, 14.609 shares at December 31, 2003 and 2002                       (234)             (234)
													    ---------	    ---------
        Total stockholders' equity                                                  91,402            27,772
													    ---------	    ---------
                                                                                  $358,267          $177,292
													    =========	    =========






See accompanying notes to consolidated financial statements.

STATEMENTS OF OPERATIONS

----------------------------------------------------------------------------------------------------
                                                             	    Year Ended       Year Ended
                                                          		   December 31,     December 31,
												 2003			2002
----------------------------------------------------------------------------------------------------
                                                                    	     (in thousands)

Net sales                                                         	$227,132         $143,273

Cost of sales                                                      	 166,589           93,326

Inventory step-up                                                    	   1,153                -
												---------	     ---------
Gross profit                                                        	  59,390           49,947

Selling, general and administrative expenses                        	  40,792           29,896

Restructuring costs and other charges                                	   2,448            1,660
												---------	     ---------
    Operating income                                                	  16,150           18,391

Interest expense, net                                                	   7,672            6,457

Gain on sale of real estate                                           	    (781)               -
												---------	     ---------
    Income (loss) before income taxes                                	   9,259           11,934

Provision (benefit) for income taxes                               	 (21,448)          31,308
												---------	     ---------
       Net income (loss) before preferred stock dividends          	  30,707          (19,374)

Preferred stock dividends                                            	   1,316                -
												---------	     ---------
Net income (loss) attributable to common stockholders            	      $ 29,391         $(19,374)
												=========	     =========






See accompanying notes to consolidated financial statements.

STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended          Year Ended
                                                                                     December 31, 2003    December 31, 2002
----------------------------------------------------------------------------------------------------------------------------

                                                                                                 (in thousands)
CASH FLOW PROVIDED BY OPERATIONS
    Net income (loss) before preferred stock dividends                                    $ 30,707             $(19,374)
    Adjustments to reconcile net income (loss) to net cash provided by operations
            Depreciation and amortization                                                   19,898               15,620
            Change in deferred income taxes                                                (21,448)              31,308
            (Gain) loss on sale of fixed assets                                               (760)                   -
            Other, net                                                                        (262)                (254)
    Changes in other operating working capital
            Receivables                                                                     (1,979)               1,210
            Inventories                                                                       (961)              (1,967)
            Other current assets                                                              (709)                (195)
            Accounts payable                                                                (7,200)               2,312
            Accrued expenses                                                                 6,162               (2,909)
            Expenses associated with restructuring                                           2,448                1,660
            Payments associated with restructuring                                          (2,744)              (1,524)
            Payments associated with acquisition                                            (2,899)                 (72)
            Inventory step-up                                                                1,153                    -
            Benefit plan funding in excess of expense                                       (3,744)              (4,417)
															---------		   ---------
                Total cash flow provided by operations                                      17,662               21,398

CASH FLOW USED BY INVESTING ACTIVITIES
    Capital expenditures                                                                   (19,691)             (12,796)
    Proceeds from sale of fixed assets                                                       6,120                2,068
    Business acquisition                                                                  (133,908)                   -
															---------		   ---------
            Cash flow used by investing activities                                        (147,479)             (10,728)

CASH FLOW PROVIDED BY (USED BY) FINANCING ACTIVITIES
    Net repayment of long-term debt                                                        (85,965)              (9,402)
    Net repayment under secured revolving credit facility                                  (15,625)              (3,375)
    Net (repayment) borrowing under Tranche C Facility                                      (5,400)               1,400
    Payments associated with financing                                                      (6,716)                   -
    Debt proceeds                                                                          215,000                    -
    Proceeds from issuance of preferred stock                                               34,000                    -
															---------		   ---------
        Cash flow provided (used by) by financing activiti                                 135,294              (11,377)

CASH AND CASH EQUIVALENTS
    Increase (decrease) during the period                                                    5,477                 (707)
    Balance at beginning of the period                                                          40                  747
															---------		   ---------
        Balance at end of the period                                                      $  5,517             $     40
															=========		   =========






See accompanying notes to consolidated financial statements.

STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

-----------------------------------------------------------------------------------------------------------------------------------
                               Number of           Number of
                               Shares of           Shares of
                                Company             Company                                            Accumulated
                               Preferred            Common   Company  Additional  Retained                Other         Total
                                 Stock   Preferred  Stock    Common    Paid-In    Earnings   Treasury Comprehensive  Stockholders'
                                Issued     Stock    Issued    Stock    Capital    (Deficit)   Stock       Loss         Equity
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  (in thousands except share data)

Balance, December 31, 2001           -     $  -    6,290.821   $  1    $63,042    $ (8,629)   $ (234)    $(5,827)     $ 48,353
(restated)
Net income                           -        -            -      -          -     (19,374)        -           -       (19,374)
Minimum pension liability		 -	    -	           -      -	     -           -         -      (1,207)	      (1,207)
  adjustment net of tax
  benefit of $730                -----	 ----    ---------   ----    -------    ---------   -------    --------     ---------

Balance, December 31, 2002           -     $  -    6,290.821   $  1    $63,042    $(28,003)   $ (234)    $(7,034)     $ 27,772
(restated)
Issuance of preferred stock     34,000        1            -      -     33,999           -         -           -        34,000
Preferred stock dividends            -        -            -      -      1,316      (1,316)        -           -             -
Net income                           -        -            -      -          -      30,707         -           -        30,707
Minimum pension liability		 -        -            -      -          -           -         -        (701)         (701)
  adjustment net of tax
  benefit of $422
Fair market value adjustment -	 -	    -            -      -          -           -         -        (376)         (376)
  hedging programs net of
  tax benefit of $227           ------	 ----	   ---------   ----    -------    ---------   -------	   --------     ---------

Balance, December 31, 2003      34,000     $  1    6,290.821   $  1    $98,357    $  1,388    $ (234)    $(8,111)     $ 91,402
                          	  ======	 ====	   =========   ====    =======    =========   =======    ========     =========




                                                                          		Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                           		2003          	2002
---------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)
    Net income (loss) before preferred stock dividends                    	   $ 30,707          $(19,374)
    Minimum pension liability adjustment, net of tax benefit                         (701)           (1,207)
    Fair market value adjustment - hedging programs, net of tax benefit              (376)                -
													   ---------	   ---------
      Total comprehensive income (loss)                                          $ 29,630          $(20,581)
													   =========	   =========


See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL DESCRIPTION OF BUSINESS

The Company is a subsidiary of Fremont Partners, L.P.

The Company's operations consist of the manufacture and sale of a variety of plastic packaging products including child-resistant closures, tamper-evident closures, prescription packaging products and other plastic closures and containers.

The Company uses a significant amount of resin in its manufacturing process. From time to time, the Company has experienced substantial increases in the cost of resin. To the extent that the Company is unable to pass on resin cost increases, the cost increases could have a significant impact on the results of operations of the Company.

BASIS OF PRESENTATION

The consolidated financial statements represent the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated.


The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2003 and 2002, and the reported amounts of income and expenses. Actual results could differ from those estimates.

The Company's Senior Secured Credit Facility was scheduled to expire on October 31, 2003 (see Note 7). The Company did not complete its refinancing of this facility until August 13, 2003 and, therefore, at December 31, 2003, the Senior Secured Credit Facility was classified in the current portion of long-term debt on the balance sheet.

ACQUISITIONS

On August 13, 2003, the Company completed its acquisition of substantially all of the net assets of Setco, Inc., Tubed Products, Inc. and O. G. Dehydrated, Inc. (all wholly owned subsidiaries of McCormick, Inc.), collectively known as the "2003 Acquisition", for $133,908,000 including $3,718,000 of deal related costs. The 2003 Acquisition was consummated as part of the Company's overall strategy to grow its business within the packaging industry. Setco and Tubed Products brought strong presences in the bottle and tube markets to strengthen Kerr's overall position within the packaging industry.

The 2003 Acquisition was funded by the proceeds from issuance of preferred stock of $34,000,000 (See Note 9) and proceeds associated with the refinancing of the Company's credit facilities. The purchase price was allocated to the specifically identifiable net assets acquired as follows: $37,047,000 to current assets; $80,863,000 to property, plant and equipment; $1,374,000 to other intangibles; $1,170,000 to deferred income taxes; $14,961,000 to current liabilities and $28,415,000 to goodwill. The goodwill was allocated $7,257,000 to Setco (Containers Division) and $21,158,000 to Tubed Products (Tubes Division). The goodwill deductible for tax purposes related to the 2003 Acquisition was $26,473,000. The results of operations of the 2003 Acquisition are included in the consolidated financial results from the date of acquisition.

CASH EQUIVALENTS

Cash equivalents consist only of investments that have an original maturity of three months or less when purchased, are readily convertible to known amounts of cash and have insignificant risk of changes in value because of changes in interest rates.

INVENTORIES

Inventories are valued at the lower of cost or market, determined by the use of the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are valued at cost and depreciated using the straight-line method of depreciation over the estimated useful lives of the assets. The estimated useful lives used in computing depreciation expense are as follows:

   Buildings and improvements              5 to 30 years
   Machinery and equipment                 3 to 15 years
   Furniture and office equipment          5 to 10 years

When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed and any resulting gain or loss is reflected in operating results.

The policy of the Company is to charge amounts expended for maintenance and repairs to expense and to capitalize expenditures for major replacements and betterments.

IMPAIRMENT OF LONG TERM ASSETS

The Company follows Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). SFAS No. 144 requires that impairments, measured using fair value, be recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). This statement expanded the previous definition of derivatives to include certain additional transactions.
Entities are required to record derivatives at their fair values and recognize any changes in fair value in current period earnings, unless specific hedge criteria are met, then charged to specific components of equity.

BUSINESS COMBINATIONS AND INTANGIBLE ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 Business Combinations ("SFAS No. 141") and No. 142 Goodwill and Other Intangible Assets ("SFAS No. 141"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations and eliminates the use of pooling of interests for transactions initiated subsequent to June 30, 2001. SFAS No. 142 eliminated the amortization to expense of goodwill recorded as a result of such combinations, but requires goodwill to be evaluated for impairment at least annually. Write-downs of the balance, if necessary, are to be charged to operating results in the period in which the impairment is determined. Goodwill existing prior to the issuance of the statement was required to be amortized through December 31, 2001.

The Company evaluated its recorded goodwill under SFAS No. 142 as of December 31, 2002 and as of December 31, 2003 and concluded that there was no impairment at those dates. As a result of not amortizing goodwill, the Company realized a benefit of approximately $3,038,000 in 2002.

Other intangible assets relate primarily to an intangible related to a long-term contract acquired in the 2003 Acquisition ("the Customer Intangible") and patent costs. The Customer Intangible is being amortized over the term of the related contract with approximately seven years remaining. Patents are amortized over their useful lives of approximately 17 years. Amortization expense related to intangible assets totaled $135,000 and $65,000 for the years ended December 31, 2003 and 2002, respectively. Future amortization expense is expected to be as follows:

			2004                 		$253,000
			2005                 		 253,000
			2006                 		 253,000
			2007                	     	 253,000
			2008 and thereafter  		 568,000

ENVIRONMENTAL RESERVES

Environmental liabilities recognized represent the Company's best estimate of remediation expenditures, including legal, consulting and other professional fees, that are probable and that can be reasonably estimated. Environmental costs are expensed unless they increase the value of the related asset and/or prevent or mitigate future contamination (see Note 8).

REVENUE RECOGNITION

The Company recognizes revenue at the time the product is shipped to the customer. The Company does not have a significant concentration of credit risk with any individual customer.

RESEARCH AND DEVELOPMENT

Research and development expenses included in selling, general and administrative expenses were $1,593,000 and $2,012,000 for the years ended December 31, 2003 and 2002, respectively.

PENSIONS AND OTHER POSTRETIREMENT BENEFITS

Statement of Financial Accounting Standards No. 87 requires that a company record an additional minimum pension liability to the extent that a company's accumulated pension benefit obligation exceeds the fair value of pension plan assets and accrued pension liabilities. This additional minimum pension liability is offset by an intangible asset, not to exceed prior service costs of the pension plan. Amounts in excess of prior service costs are reflected as a reduction in stockholders' equity and the change is reflected as a reduction in Other Comprehensive Income, net of any tax benefits.

The Company accounts for postretirement benefits in accordance with Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash, accounts receivable, accounts payable, other current assets and other current liabilities approximate their carrying amount given the short-term maturity of those instruments.

The fair values of the Company's debt and derivative instruments are disclosed in Note 7.

STOCK OPTIONS

Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), requires the Company to choose between two different methods of accounting for stock options. The statement defines a fair-value-based method of accounting for stock options but allows an entity to continue to measure compensation cost for stock options using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

In December 2002, the Financial Accounting Standards Board (APB) issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 clarifies the accounting for options issued in prior periods when a company elects to transition from APB 25 accounting to SFAS No. 123 accounting. It also requires additional disclosures with respect to accounting for stock-based compensation. The Corporation has elected to continue application of APB 25 in accounting for its stock-based compensation plans and, accordingly, the transition accounting provided by SFAS No. 148 had no impact on the Company's financial statements. All required disclosures have been provided in Note 10.

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FREIGHT OUT

Freight out expenses included in selling, general and administrative expenses were $8,597,000 and $6,901,000 for the years ended December 31, 2003 and 2002, respectively.

STOCK SPLIT

All share and per share data has been restated to reflect the 1000 for 1 common stock split on October 17, 2003.

RECLASSIFICATIONS

Certain reclassifications have been made to prior years' financial statements to conform to 2003 presentation.

NOTE 2 - BUSINESS SEGMENTS

The Company accounts for business segments in accordance with Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures based on the Company's business segments used by management to make operating decisions and measure performance. The accounting policies of the business segments are consistent with those described in Note 1. The Company's business segments are as follows:

CLOSURES DIVISION

The Company's closures division produces custom and stock closures for pharmaceutical markets and selected segments of food and beverage markets.
The division's product line includes two-piece child-resistant, tamper-evident and standard closures.

CONTAINERS DIVISION

The Company's container division produces custom and stock bottles for selected segments of food and beverage markets, the personal care industry as well as bottles and vials for the pharmaceutical market, drug wholesalers, and drug retailers.

TUBES DIVISION

The Company's tubes division produces custom and stock tubes for various end use markets such as selected segments of the cosmetic, food, pharmaceutical and household chemical markets.

Summary business segment information is included in the following chart:


----------------------------------------------------------------------------------------------
                                                       Year Ended           Year Ended
                                            	      December 31, 	   December 31,
									   2003		      2002
----------------------------------------------------------------------------------------------
                                                              (in thousands)
Net sales
    Closures                                       	 $ 96,912            $ 96,177
    Containers                                       	   89,575              47,096
    Tubes                                                40,645                   -
									 ---------		   ---------
                                                       $227,132            $143,273
----------------------------------------------------------------------------------------------
Operating income (loss) before restructuring
  costs and other charges (a)
    Closures                                           $ 13,633            $ 17,730
    Containers                                            5,832               5,350
    Tubes                                                 2,588                   -
    Corporate                                            (3,455)             (3,029)
									 ---------		   ---------
                                                       $ 18,598            $ 20,051
----------------------------------------------------------------------------------------------
Assets
    Closures                                           $110,714            $107,603
    Containers                                          106,413              26,799
    Tubes                                                83,761                   -
    Corporate (b)                                        57,379              42,890
									 ---------		   ---------
                                                       $358,267            $177,292
----------------------------------------------------------------------------------------------
Depreciation and amortization
    Closures                                           $  9,997            $ 10,593
    Containers                                            6,723               3,778
    Tubes                                                 2,207                   -
    Corporate                                               971               1,249
									 ---------		   ---------
                                                       $ 19,898            $ 15,620
----------------------------------------------------------------------------------------------
Capital expenditures
    Closures                                           $ 11,709            $ 10,794
    Containers                                            5,123               1,699
    Tubes                                                 1,631                   -
    Corporate                                             1,228                 303
									 ---------		   ---------
                                                       $ 19,691            $ 12,796
----------------------------------------------------------------------------------------------

(a)The Company does not allocate corporate expenses to the business segments other than research and development expenses.
(b)Corporate assets consist primarily of goodwill of $41,134 and $41,134 related to the Kerr Acquisition and deferred income taxes of $23,218 and $0 for 2003 and 2002, respectively.

NOTE 3 - INCOME TAXES

The provision (benefit) for income taxes consists of the following:

-----------------------------------------------------------------------------------------------------------------------------
                                                  			  Year Ended 			 Year Ended
										       December 31, 			December 31,
											     2003				    2002
-----------------------------------------------------------------------------------------------------------------------------
                                                                                (in thousands)

Current
    U.S. Federal                                                     $    189                     $     -
    State                                                                   -                           -
											   ---------			  --------
Total current                                                        $    189                     $     -

Deferred
    U.S. Federal                                                     $(19,321)                    $27,542
    State                                                              (2,316)                      3,766
											   ---------			  --------
Total deferred                                                       $(21,637)                    $31,308
                                                                     ---------			  --------
        Total provision (benefit) for income taxes                   $(21,448)                    $31,308
											   =========			  ========

Total provision (benefit) for income taxes from continuing operations differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to earnings (loss) before income taxes as a result of the following:

-----------------------------------------------------------------------------------------------------------------------------
                                                                   		 Year Ended 	          Year Ended
													December 31, 		   December 31,
													   2003				2002
-----------------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)
Computed "expected" tax provision                                               $  3,148                   $ 4,058
Increase (reduction) in provision resulting from:
    State income tax (benefit) provision, net of Federal tax effect                  469                     1,272
    Increase (decrease) in valuation allowance                                   (25,088)                   26,382
    Other                                                                             23                      (404)
													  ---------			     --------
      Actual tax (benefit) provision                                            $(21,448)                  $31,308
													  =========			     ========

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities at December 31, 2003 and 2002 are as follows:

-------------------------------------------------------------------------------------------------------------
December 31,                                                                           2003          2002
-------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
Deferred income tax assets:
    Net operating loss carryforwards                                                 $23,227       $26,576
    Minimum pension liability                                                          4,708         4,289
    Environmental liability                                                              167           236
    Tax credit carryforwards                                                           1,125           936
    Accrued retiree benefits                                                           3,252         3,344
    Deferred gain on sale of real estate                                                 765           185
    Fair market value liability - hedging programs                                       227             -
    Allowance for doubtful accounts                                                      536           188
    Inventories                                                                        1,228           527
    Accrued vacation pay                                                                 525           295
    Restructuring and severance reserves                                                 486           168
    Accrued self-insurance                                                               850           524
    Acquisition related reserves                                                         474           164
    Other                                                                                787           568
														---------     ---------
        Total gross deferred income tax assets                                        38,357        38,000
        Less valuation reserve for deferred income tax assets                         (3,052)      (28,140)
														---------	  ---------
        Deferred income tax assets, net of valuation reserve                          35,305         9,860

Deferred income tax liabilities:
    Property, plant and equipment, principally due to differences in depreciation     (9,046)       (8,109)
    Accrued pension liability                                                         (2,754)       (1,734)
    Goodwill                                                                            (249)            -
    Other                                                                                (38)          (17)
														---------	  ---------
        Total gross deferred income tax liabilities                                  (12,087)       (9,860)
														---------	  ---------
Net deferred income tax assets                                                       $23,218       $     -
														=========	  =========

As of December 31, 2003, the Company has net operating losses for Federal income tax purposes of $59,521,000, which are available to offset future Federal taxable income. The net operating losses generated prior to August 26, 1997, amounting to $13,311,000, are subject to limitation under Section 382 of the Internal Revenue Code. The remaining net operating losses were generated subsequent to August 26, 1997 and are not subject to limitations. The net operating loss carryforwards will expire as follows: $512,000 in 2010; $11,597,000 in 2011; $9,791,000 in 2012; $21,599,000 in 2018;
$10,437,000 in 2020; $5,559,000 in 2021; and $26,000 in 2022.

The Company has net operating losses for state income tax purposes. As of December 31, 2003, the Company has recorded $2,985,000 of state income taxes net of federal tax benefit.

The Company also has an alternative minimum tax credit carryforward of $1,125,000 with no expiration date.

There were no net cash payments related to income taxes for 2003 and 2002.

The Company has recorded a valuation allowance of $3,052,000 and $28,140,000 as of December 31, 2003 and 2002, respectively. The valuation reserve as of December 31, 2002 was attributable to the uncertainty associated with the Senior Secured Credit Facility that was due to expire on October 31, 2003 (see
Note 1 and Note 7). During 2003, the debt was refinanced, therefore, the valuation reserve was reduced as the Company will more likely than not recover the remaining deferred tax assets.

NOTE 4 - OTHER LONG TERM ASSETS

At December 31, 2003 and 2002, other assets consisted of the following:

--------------------------------------------------------------------------------------------
                                                                     2003         2002
--------------------------------------------------------------------------------------------
                                                                      (in thousands)

Repair parts                                                        $1,001       $1,052
Certificates of deposit                                                 45           45
Deferred financing costs, net of amortization of $463 in 2003	   6,545          673
  and $2,485 in 2002                                                ------	   ------
                                                                    $7,591       $1,770
											  ======	   ======

Deferred financing costs are amortized over the term of the related financing with approximately seven years of amortization remaining. Amortization expense related to deferred financing costs totaled $860,000 and $1,028,000 for the years ended December 31, 2003 and 2002, respectively. Future amortization expense is expected to be as follows:

				2004              	 $1,058,000
				2005              	  1,058,000
				2006              	  1,058,000
				2007              	  1,058,000
				2008 and thereafter	  2,313,000

NOTE 5 - OTHER CURRENT LIABILITIES

At December 31, 2003 and 2002, other current liabilities consisted of the following:

------------------------------------------------------------------------------
                                          	  2003            2002
------------------------------------------------------------------------------
                                                     (in thousands)

Accrued wages, bonus and vacation pay   		  $3,882    	$2,328
Accrued interest                           	     206         	     -
Accrued and withheld taxes                 	     116       	    22
Accrued acquisition costs                	 	   1,258       	   133
Accrued insurances                       		   2,657     	 1,407
Accrued environmental                      	     200      	   200
Deferred acquisition liability               	       -    	 1,544
Accrued restructuring expenses           		   1,550       	   571
Deferred gain on sale of real estate       	     218    	   164
Other accrued expenses                   		   6,147    	 4,536
							       -------	     -------
  Total other current liabilities      	       $16,234   	     $10,905
							       =======	     =======

Restructuring costs and other charges:


------------------------------------------------------------------------------
Year ended December 31,                            2003             2002
------------------------------------------------------------------------------

Severance and employee benefits                   $  371          $  476
Relocation and start-up expenses                     440      	   700
Merger and acquisition activities                    910     	   484
Loss on debt refinancing                             181     	     -
One-time expenses related to 2003 acquisition        546               -
								  ------		------
Total restructuring expenses                      $2,448   		$1,660
								  ======		======

Total restructuring related payments              $2,744   		$1,524
 								  ======		======

During 2003, the Company sold its purchase option for its Bowling Green, Kentucky and Jackson, Tennessee facilities for $5,900,000. The buyer exercised the purchase option and the Company entered into an eighteen year lease on these properties. The sale of these options yielded a gain of $1,710,000, which is deferred and amortized over the lease term, and $95,000 is recorded in other current liabilities and $1,580,000 in other long-term liabilities.

During 2002, the Company closed its Cleveland, Ohio leased warehouse. Also during 2002, the Company sold its Sarasota, Florida warehouse for net proceeds of $2,068,000 and recognized a gain of $493,000 of which $123,000 is in other current liabilities and $236,000 in other long-term liabilities as of December 31, 2003.

NOTE 6 - RETIREMENT BENEFITS

PENSIONS

The Company has two defined benefit pension plans (the "Retirement Plans"), which cover substantially all former employees and former union employees at the Company's former Lancaster facility. The Retirement Plans generally provide benefits based on years of service and average final pay.

In March 1999, the Company modified its agreement with the Pension Benefit Guarantee Corporation (the "PBGC"). Under this agreement, the Company agreed to maintain certain funding levels in its pension plans. The Company is in compliance with the PBGC agreement as of December 31, 2003.

The Company has a pension restoration plan which is an unfunded plan providing benefits to participants not payable by the Retirement Plan because of the limitations on benefits imposed by the Internal Revenue Code of 1986, as amended. The aggregate annual accrued benefit for each participant under the combination of the Retirement Plans and the Pension Restoration Plan when expressed as a single-life annuity is limited to $200,000.

The following table sets forth a reconciliation of the changes in the Company sponsored defined benefit pension plans:

------------------------------------------------------------------------------------------------------
Year ended December 31,                                                      2003           2002
------------------------------------------------------------------------------------------------------
                                                                               (in thousands)
CHANGE IN BENEFIT OBLIGATIONS:
Benefit obligation at beginning of year                                  $  34,762        $ 34,374
Interest cost                                                                2,254           2,405
Actuarial losses                                                             1,750           1,398
Benefit payments                                                            (3,385)         (3,415)
												 ----------		---------
Benefit obligation at end of year                                           35,381          34,762

CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year                              26,218          24,668
Actual return on plan assets                                                 2,674           1,826
Employer contribution                                                        3,601           3,139
Benefit payments                                                            (3,385)         (3,415)
												 ----------		---------
Fair value of plan assets at end of year                                    29,108          26,218

Funded Status                                                               (6,273)         (8,544)
Unrecognized net actuarial loss                                             12,521          11,364
												 ----------		---------
Net amount recognized                                                    $   6,248        $  2,820
												 ==========		=========
Amounts recognized in the statement of financial position consist of:
  Accrued benefit liability                                              $  (6,270)       $ (8,575)
  Adjustment to recognize minimum pension liability                         12,518          11,395
												 ----------		---------
Net amount recognized                                                    $   6,248        $  2,820
												 ==========	  	=========

Assumptions used in computing the funded status of the plans were as follows:

                                          December 31,    December 31,
                                             2003            2002
                                         -------------   -------------

Discount rate                                 6.25%       6.75%

Rate of increase in compensation levels       5.00%       5.00%

Expected long-term rate of return on assets   8.75%       8.75%

Net pension (income) expense includes the following components:


                                                                 Year Ended                   Year Ended
                                                              December 31, 2003           December 31, 2002
                                                              -----------------           -----------------
                                                                             (in thousands)
Interest cost on projected benefit obligation                    $  2,254                   $   2,405
Expected return on assets                                          (2,609)                     (2,494)
Net amortization and deferral                                         531                          69
                                                                  --------                    --------
    Net pension expense                                          $    176                   $     (20)
                                                                  ========                    ========

The majority of all pension plan assets are held by a master trust created for the collective investment of the plans' funds, as well as in private placement insurance contracts. At December 31, 2003, assets held by the master trust consisted of cash, money market funds and high yield bonds.

RETIREE HEALTH CARE AND LIFE INSURANCE


The Company provides certain health care and life insurance benefits for retired employees and their spouses. The costs of such benefits are shared by retirees through one or more of the following: a) deductibles, b) co-payments and c) retiree contributions. Salaried employees hired prior to September 1, 1992, and certain hourly employees may become eligible for those benefits if they reach retirement age while working for the Company. The Company does not provide retiree health care and life insurance benefits for salaried employees hired after September 1, 1992. Health care and life insurance benefits provided by the Company are not funded in advance, but rather are paid by the Company as the costs are actually incurred by the retirees.

The following table sets forth a reconciliation of the changes in the Company sponsored retiree health care and life insurance plans.

Year ended December 31,                                                    2003          2002
-------------------------------------------------------------------------------------------------
                                                                            (in thousands)
CHANGE IN BENEFIT OBLIGATIONS:
Accumulated postretirement benefit obligation at beginning of year       $  7,588     $  8,295
Service cost                                                                   20           17
Interest cost                                                               1,216          573
Actuarial (gains)/losses                                                    2,099          226
Benefit payments                                                           (1,334)      (1,523)
                                                                        ----------   ----------
Accumulated postretirement benefit obligation at end of year                9,589        7,588
                                                                        ----------   ----------
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year                                  -            -
Employer contribution                                                       1,334        1,523
Benefit payments                                                           (1,334)      (1,523)
                                                                        ----------   ----------
Fair value of plan assets at end of year                                        -            -
                                                                        ----------   ----------

Funded Status                                                              (9,589)      (7,588)
Unrecognized net actuarial gain                                               943       (1,303)
                                                                        ----------   ----------
Net amount recognized                                                   $  (8,646)   $  (8,891)
                                                                        ==========   ==========


Assumptions used in computing the funded status of the plans were as follows:

                                 December 31, 2003                December 31, 2002
                                 -----------------                -----------------

Discount rate                          6.25%                            6.75%

Health care cost trend rate        7.00% trending                   7.50% trending
                                    down to 4.50%                    down to 5.00%

Retiree health care and life insurance expense included the following components:


                                                                Year Ended               Year Ended
                                                             December 31, 2003       December 31, 2002
                                                             ------------------      ------------------
                                                                          (in thousands)
Service cost (benefit earned during period)                      $     20                 $     17
Interest cost on accumulated benefit obligation                     1,216                      573
Net amortization and deferral                                         (49)                    (248)
                                                                  --------                 --------
    Net retiree health care and life insurance expense             $1,187                  $   342
                                                                  ========                 ========

The effect of a one percentage point annual increase in these assumed health care cost trend rates at December 31, 2003, would increase the postretirement benefit obligation by approximately $266,000 and would increase the service and interest cost components of the annual expense by approximately $19,000.

The effect of a one percentage point annual decrease in these assumed health care cost trend rates at December 31, 2003, would decrease the postretirement benefit obligation by approximately $245,000 and would decrease the service and interest cost components of the annual expense by approximately $17,000.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("Medicare Bill") was signed into law. The Medicare Bill expands Medicare benefits, primarily by adding a prescription drug benefit for Medicare-eligible retirees beginning in 2006. FASB Staff Position 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" permits deferring the recognition of the new Medicare provisions' impact due to lack of specific authoritative guidance on accounting for the federal subsidy. The Company has elected to defer accounting for the effects of this new legislation until the specific authoritative guidance is issued. Accordingly, the postretirement benefit obligations and net periodic costs reported in the accompanying financial statements and notes do not reflect the impact of this legislation. Adoption of this standard when final guidance is issued is not expected to have a material impact on the Company's financial statements.

NOTE 7 - DEBT

Debt consists of the following:


December 31,                                                                          2003             2002
-------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)

$215 million Term Loan Facility bearing interest at a
rate equal to Libor plus 350 basis points or the Base Rate
plus 225 basis points.                                                              $212,813        $     -

$30 million Revolving Credit Facility bearing interest at
a rate equal to Libor plus 300 basis points or the Base
Rate plus 175 basis points.                                                                -              -

$25 million Revolving Credit Facility bearing interest at
a rate equal to LIBOR plus 225 basis points or the Base
Rate plus 75 basis points                                                                  -         15,625

$50 million Term Loan Facility bearing interest at a
rate equal to LIBOR plus 225 basis points or the Base Rate
plus 75 basis points                                                                       -         35,000

$50 million Term Loan Facility bearing interest at a
rate equal to LIBOR plus 325 basis points or the Base Rate
plus 175 basis points                                                                      -         48,625

$15 million Facility bearing interest at a rate equal
to LIBOR plus 175 basis points or the Base Rate plus 50
basis points                                                                               -          5,400

Industrial Development Revenue bonds bearing interest at 78% of prime                  1,050          1,200
                                                                                    --------       --------
                                                                                     213,863        105,850
Less:  Current Portion                                                                 9,713        104,800
                                                                                    --------       --------
Total Long Term Debt                                                                $204,150       $  1,050
                                                                                    ========       ========



On August 13, 2003, the Company entered into a Credit Agreement ("Credit Facility") with a bank for an aggregate amount of $245 million. Borrowings under the Credit Facility was used (i) to repay the outstanding principal and accrued interest on the existing credit facility; (ii) to fund the purchase price of the 2003 Acquisition (See Note 1); (iii) to pay fees and expenses related to the Credit Agreement and 2003 Acquisition; and (iv) to provide for working capital and general corporate purposes of the Company. The Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries (excluding the assets securing the Industrial Development Bonds).

The Credit Facility consists of a $30 million working capital facility, which includes a $3 million letter of credit related to the Pension Benefit Guaranty Corporation ("Working Capital Facility") and a $215 million term facility ("Term Facility").

The Working Capital Facility bears interest at LIBOR plus 300 basis points or the Base Rate (defined as the higher of (i) the bank's prime rate and (ii) the Federal Funds Rate plus 50 basis points) plus 175 basis points. The Term Facility bears interest at LIBOR plus 350 basis points or the Base Rate plus 225 basis points. The LIBOR and base rate margins are subject to performance pricing step-downs based upon the Company's total debt to EBITDA or debt ratings. The Company may select interest periods of 1, 2, 3, or 6 months for LIBOR advances. A default rate of interest applies in the Credit Facility in the event of default at a rate of 200 basis points above the applicable interest rates.

The Credit Facility requires that the Company maintain minimum fixed charge and interest coverage ratios and maximum coverage ratios and capital spending.

The Company previously carried a $140 million Credit Facility ("Senior Secured Credit Facility"). The Senior Credit Facility consisted of a $25 million revolving credit facility ("Senior Secured Revolving Credit Facility"); a $50 million senior secured term facility ("Senior Secured Term Facility A"); a $50 million senior secured term facility ("Senior Secured Term Facility B") and up to $15 million of availability under a Tranche C Facility ("Tranche C Facility"). The Senior Secured Credit Facility was secured by substantially all of the assets of the Company and its subsidiaries (excluding the assets securing the Industrial Development Bonds), 100% of the stock of all domestic subsidiaries of the Company, and 65% of the capital stock of foreign subsidiaries. The Senior Secured Credit Facility was guaranteed by Fremont Acquisition Company, LLC and all existing and hereafter acquired subsidiaries of the Company.

The Senior Secured Revolving Credit Facility, Senior Secured Term Facility A, and Senior Secured Term Facility B were to expire October 31, 2003 and the Tranche C Facility was to expire on November 1, 2003.

As of December 31, 2003, the Company's long-term debt was payable as follows:

2005                  $13,525
2006                   18,650
2007                   21,650
2008                   21,650
2009 and thereafter   128,675
                      -------
                     $204,150
                      =======

During 2003, the Company entered into Interest Rate Swap Agreements with a notional amount of $160,000,000. The agreements call for the Company to receive a variable interest rate based on 90-day LIBOR and to pay fixed interest rates ranging from 1.79% to 2.79%.

On March 13, 2001, the Company entered into an Interest Rate Swap Agreement with a notional amount of $120,000,000. The Agreement called for the Company to receive a variable interest rate based on 30-day LIBOR, and to pay a fixed interest rate of 4.80%. The swap was settled every 30 days and concluded on March 16, 2002.

Included in interest expense is $603,000 and $698,000 of expense related to the Interest Rate Swap Agreements for the years ended December 31, 2003 and 2002, respectively.

The Company paid interest of $7,451,000 and $6,949,000 during the years ended December 31, 2003 and 2002, respectively.

The carrying value of the Senior Secured Credit Facility approximates fair value given the variable rate components of the debt instruments.

NOTE 8 - ENVIRONMENTAL RESERVES

The Company has been designated by the Environmental Protection Agency as a potentially responsible party to share in the remediation costs of several waste disposal sites. Pursuant to the 1992 sale of the Metal Crown Business and the 1998 sale of certain plastic operations of Sun Coast, the Company has indemnified the buyer for certain environmental remediation costs. In addition, pursuant to the 1983 and 1992 sales of the Commercial Glass Container Businesses, the Company has indemnified the buyer for certain environmental remediation costs and has retained ownership of certain real property used in the Commercial Glass Container Business which may require environmental remediation. The estimated ultimate liability of the environmental indemnities related to these businesses is not material to the results of operations or the balance sheet of the Company. During the years ended December 31, 2003 and 2002, the Company made cash payments related to environmental remediation of $183,000 and $289,000, respectively. As of December 31, 2003, the Company has accrued $443,000 for the expected remaining costs associated with environmental remediation described above and in connection with its current manufacturing plants. The amount of the accrual was based in part on an environmental study performed by an independent environmental engineering firm. The Company accrues costs associated with environmental matters when they become probable and can be reasonably estimated.

NOTE 9 - COMPANY PREFERRED STOCK

During 2003, the Company authorized 40,000 shares of $.01 par value Series A Preferred Stock. On August 13, 2003, 34,000 shares were issued at a price of $1,000 per share. The preferred shares carry a conversion feature that allows the preferred stock to convert to common stock at a rate of $18,840 per share. The stated value will accrete for a period of six years from the date of issuance at a rate equal to the greater of (i) dividends paid on the common stock on an as-converted basis and (ii) 10% per annum, compounded quarterly. Thereafter, the stated value will accrete at a rate equal to dividends paid on the common stock on an as-converted basis. The preferred stock is not redeemable and is senior to common stock in terms of dividends and liquidation preference.

NOTE 10 - COMPANY STOCK OPTION PLANS

In conjunction with the Kerr Acquisition on August 26, 1997, Richard Hofmann, the President and Chief Executive Officer of the Company, Lawrence Caldwell, the Chief Financial Officer of the Company and Daniel Gresham, a principal of New Canaan, were each beneficially granted an option to purchase 185.185 shares of Common Stock, at an exercise price of $10,000 per share. One-fifth of such option shares were vested and exercisable on the date of grant; an additional one-fifth of such option shares will vest and become exercisable on each anniversary of the date of grant, subject to the continued employment of Mr. Hofmann (in the case of the options beneficially held by Mr. Hofmann and Mr. Gresham) or Mr. Caldwell (in the case of the options beneficially held by Mr. Caldwell). The option agreements pursuant to which such options were granted (the "Option Agreements") provide that, upon the termination of the employment of Mr. Hofmann or Mr. Caldwell, as applicable, for any reason other than death or disability, the option shall be exercisable by the optionee for a period of thirty days after cessation of employment to the extent such option was vested on the date of such cessation of employment. In the case of termination of employment due to death or disability, the option is exercisable, to the extent vested, for a period of six months after such date. The Option Agreements further provide that in the event of (i) termination of employment due to death or disability, (ii) termination of employment by the Company without cause or by Mr. Hofmann or Mr. Caldwell, as applicable, for good reason, or (iii) a Change of Control (as defined in the Option Agreements), the vesting of the option shall accelerate and the option shall become immediately exercisable for all shares of Common Stock covered by the option.

In connection with the Sun Coast Acquisition, Mr. Hofmann, Mr. Caldwell, and Mr. Gresham were also each beneficially granted an option to purchase 46.944 shares of Common Stock of the Company, at an exercise price of $10,000 per share. The option agreements entered into with respect to such options contain substantially the same terms as those entered into in connection with the Kerr Acquisition.

In April 1998, the Company's Board of Directors adopted, and the stockholders approved, the Kerr Group, Inc. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"). The 1998 Stock Incentive Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") upon the establishment thereof, and by the Board of Directors prior to such time. All directors, officers, employees, consultants and advisors of the Company are eligible for discretionary awards under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides for stock-based incentive awards, including incentive stock options, non-qualified stock options, restricted stock, performance shares, stock appreciation rights and deferred stock. The 1998 Stock Incentive Plan permits the Board of Directors, or the Committee, as the case may be, to select eligible persons to receive awards and to determine certain terms and conditions of such awards, including the vesting schedule and exercise price of each award, and whether such award shall accelerate upon the occurrence of a change in control of the Company. Under the 1998 Stock Incentive Plan, options, restricted stock, performance shares or stock appreciation rights covering no more than 80% of the shares reserved for issuance under the 1998 Stock Incentive Plan may be granted to any participant in any one year. A total of 366.520 shares have been reserved for issuance under the 1998 Stock Incentive Plan. As of December 31, 2003, 286.300 non-qualified stock options have been issued under the 1998 Stock Incentive Plan. No other stock-based incentive awards have been granted.

The Company accounts for stock-based compensation as described in Note 1. The Company elected to continue the intrinsic-value method of expense recognition. If compensation cost for these plans had been determined using the fair-value method prescribed by SFAS No. 123, the Company's results would have been reduced to the proforma amounts indicated below.

                                                         Year Ended               Year Ended
                                                      December 31, 2003        December 31, 2002
                                                      ------------------       -------------------

Net income (loss) before preferred stock dividends         $30,707,000            $(19,374,000)
Compensation expense                                           168,000                  70,000
                                                           -----------            -------------
Proforma net income (loss)                                 $30,539,000            $(19,444,000)
                                                           ===========            =============

The fair value of each option was estimated on the grant date using the Black-Scholes option-pricing model. Based on the assumptions presented below, the weighted average fair value of options granted $5,428 per option in 2003. No options were granted in 2002.

                                          2003        2002
                                        --------    --------

Expected life in years                  10 years       --
Risk-free interest rate                    4.07%       --
Volatility                                 0.00%       --
Dividend yield                             0.00%       --

A summary of stock option activity is presented below.

                                                               Weighted Average
                                          Shares                Exercise Price
                                         --------              ----------------

2003
    Outstanding, beginning of year        867.687                    $10,460
    Granted                               115.000                     16,500
    Forfeited/canceled                         --                         --
                                          -------                    -------
    Outstanding, end of year              982.687                    $11,170
    Exercisable, end of year              840.738                    $10,280
    Available for grant, end of year       80.220

2002
    Outstanding, beginning of year        883.775                    $10,510
    Forfeited/canceled                    (16.088)                   $12,960
                                          -------                    -------
    Outstanding, end of year              867.687                    $10,460
    Exercisable, end of year              805.200                    $10,180
    Available for grant, end of year      195.220


For options outstanding at the end of 2003, exercise prices ranged from $10,000 to $16,500 and the weighted average remaining life was approximately 4.5 years.

NOTE 11 - RENTAL EXPENSE AND LEASE COMMITMENTS

The Company occupies certain manufacturing facilities, warehouse facilities and office space and uses certain automobiles, machinery and equipment under noncancelable lease arrangements. Rent expense related to these agreements was $3,752,000 and $1,714,000 for the years ended December 31, 2003 and 2002, respectively.

At December 31, 2003, the Company was obligated under various noncancelable operating leases. Future minimum rental commitments under the Company's leases are as follows:


Years Ended December 31,                   Total Commitment
----------------------------------------------------------------------
                                             (in thousands)

2004                                             $5,071
2005                                              4,285
2006                                              3,423
2007                                              2,024
2008                                              1,734
2009 and thereafter                              23,577

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings and litigation arising in the normal course of business. In the opinion of management, the outcome of such proceedings will not materially affect the Company's consolidated financial position or results of operations.

NOTE 13 - RELATED PARTY TRANSACTIONS

The Company and Fremont entered into a Advisory Services Agreement (the "Advisory Services Agreement") dated August 13, 2003. The Advisory Services Agreement provides that Fremont will provide Kerr such services as may from time to time be reasonably requested by the Company and which are necessary and appropriate for the operation of the business of the Company. The Advisory Services Agreement provides for the semi-annual payment to Fremont of $275,000, and for the reimbursement of Fremont for its expenses reasonably incurred in providing services for the Company. The Advisory Services Agreement also indemnifies Fremont for any and all losses, claims, damages and liabilities related to or arising out of the Advisory Services Agreement. The Advisory Services Agreement may be terminated by mutual consent of the parties. The Advisory Services Agreement also called for a payment of $1,687,500 plus expenses of transaction services related to the 2003 Acquisition (Note 1) and services related to the refinancing of the Company's long term debt (Note 7). Included in selling, general and administrative expenses was $401,000 and $374,000 in 2003 and 2002, respectively, related to the Advisory Services Agreement. As of December 31, 2003 and 2002, the Company has $260,000 and $575,000, respectively, in other current liabilities related to the Advisory Services Agreement.

On January 1, 2003, the Company entered into a letter agreement with New Canaan (the "New Canaan Agreement"), for the provision of certain strategic planning and advisory services to the Company by New Canaan. The agreement provides for the payment to New Canaan of an annual fee of $600,000 through December 2005, so long as Fremont remains the majority stockholder of the Company and Mr. Caldwell and Mr. Hofmann remain employed by the Company. Included in selling, general and administrative expenses was $600,000 for each of the years ended December 31, 2003 and 2002, respectively, related to the New Canaan Agreement. In conjunction with the New Canaan agreement, the Company also entered into employment agreements with each Richard Hofmann and Lawrence Caldwell, each of whom are partners in New Canaan. The employment agreements expire December 31, 2005 and provide for non-competition arrangements.

                               KERR GROUP, INC.

                                BALANCE SHEETS

            (IN THOUSANDS OF DOLLARS)                                       MARCH 31, 2005     DECEMBER 31, 2004
------------------------------------------------------                      --------------     -----------------
                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....                                              $  1,674               $  6,403
  Accounts receivable, net......                                                47,087                 40,172
  Inventories...................                                                37,863                 38,605
  Deferred income taxes.........                                                 5,208                  5,208
  Other current assets..........                                                 2,465                  1,851
                                                                              --------               --------
     Total current assets.......                                                94,297                 92,239
Property and equipment; net.....                                               120,545                119,775
Deferred income taxes...........                                                 6,888                  8,375
Goodwill........................                                               105,407                105,407
Other intangibles...............                                                 1,264                  1,327
Other assets....................                                                 6,895                  7,408
                                                                              --------               --------
Total assets....................                                              $335,296               $334,531
                                                                              ========               ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............                                              $ 29,036               $ 28,268
  Other current liabilities.....                                                16,991                 16,845
  Current portion of long-term debt                                             13,549                 12,300
                                                                              --------               --------
     Total current liabilities..                                                59,576                 57,413
Long-term liabilities:
  Long-term debt, net of current portion                                       169,219                173,230
  Retirement obligations........                                                13,149                 13,361
  Other long-term liabilities...                                                 4,092                  3,953
                                                                              --------               --------
Total liabilities...............                                               246,036                247,957
                                                                              --------               --------
Stockholders' equity:
  Preferred stock...............                                                     1                      1
  Common stock..................                                                     1                      1
  Additional paid-in capital....                                                89,968                 89,120
  Retained earnings.............                                                 6,964                  4,943
  Accumulated other comprehensive loss                                          (7,440)                (7,257)
  Treasury stock................                                                  (234)                  (234)
                                                                              --------               --------
Total stockholders' equity......                                                89,260                 86,574
                                                                              --------               --------
Total liabilities and stockholders' equity                                    $335,296               $334,531
                                                                              ========               ========

See accompanying notes to financial statements

                               KERR GROUP, INC.

                  STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                    QUARTER ENDED       QUARTER ENDED
      (IN THOUSANDS OF DOLLARS)                     MARCH 31, 2005      MARCH 31, 2004
------------------------------------                --------------      --------------
                                                                (UNAUDITED)
Net sales......................                        $ 99,471             $ 90,691
Cost of sales..................                          78,720               70,334
                                                       --------             --------
Gross profit...................                          20,751               20,357
                                                       --------             --------
Selling, general & administrative expenses               13,163               12,861
Restructuring and other charges                             422                  113
                                                       --------             --------
Operating income...............                           7,166                7,383

Interest expense...............                           2,702                3,045
Provision for income taxes.....                           1,598                1,567
                                                       --------             --------
Net income before preferred stock dividends               2,866                2,771
Preferred stock dividend.......                             845                  890
                                                       --------             --------
Net income attributable to common stockholders            2,021                1,881
Retained earnings-beginning of year                       4,943                1,388
                                                       --------             --------
Retained earnings-end of period                        $  6,964             $  3,269
                                                       ========             ========

See accompanying notes to financial statements

                               KERR GROUP, INC.

                           STATEMENTS OF CASH FLOWS


       (IN THOUSANDS OF DOLLARS)                               MARCH 31, 2005         MARCH 31, 2004
------------------------------------------------------         --------------         --------------
                                                                            (UNAUDITED)
Cash flows from operating activities:
   Net income before preferred stock dividend                        $2,863                 $2,771
   Adjustments to reconcile net income to net cash
      provided by operating activities:
   Depreciation and amortization.....                                 6,779                  6,799
   Payments associated with acquisition                                   -                   (817)
   Restructuring related payments....                                  (531)                  (520)
   Restructuring related expenses....                                   422                    113
   Change in deferred income taxes...                                 1,598                  1,268
   Benefit payments in excess of expense                               (207)                  (627)
   Changes in operating working capital:
      Accounts receivable............                                (6,913)                (1,845)
      Inventory......................                                   744                 (1,549)
      Other current assets...........                                  (611)                  (688)
      Accounts payable...............                                   762                  5,426
      Accrued expenses...............                                   253                  2,787
      Other long-term assets.........                                   (23)                   (60)
      Other long-term liabilities....                                   142                    (95)
                                                                    -------                -------
         Net cash provided by operating activities                    5,278                 12,963
                                                                    -------                -------
Cash flows from investing activities:
   Capital expenditures..............                                (7,282)                (6,751)
   Other.............................                                    39                      -
                                                                    -------                -------
      Net cash used in investing activities                          (7,243)                (6,751)
                                                                    -------                -------
 Cash flows from financing activities:
   Repayment of term loans...........                                (2,764)                (2,225)
   Payments associated with financing                                     -                   (106)
                                                                    -------                -------
       Net cash used in financing activities                         (2,764)                (2,331)
                                                                    -------                -------
Net increase (decrease) in cash......                                (4,729)                 3,881
Cash and cash equivalents at beginning of year                        6,403                  5,517
                                                                    -------                -------
Cash and cash equivalents at end of period                           $1,674                 $9,398
                                                                    =======                =======

See accompanying notes to financial statements

                               KERR GROUP, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Kerr Group, Inc. have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year.

2. LONG-TERM DEBT

Borrowing as of Marrch 31, 2005 and December 31, 2004, are as follows:

                                                                                    MARCH 31,     DECEMBER 31,
                                                                                      2005           2004
                                                                                   ----------      ----------
$215 million Term Loan Facility bearing interest at a
rate equal to Libor plus 350 basis points or the Base Rate
plus 225 basis points.                                                              $181,905        $184,630

$30 million Revolving Credit Facility bearing interest at
a rate equal to Libor plus 300 basis points or the Base
Rate plus 175 basis points.                                                                -               -

Industrial Development Revenue bonds bearing interest at 78% of prime                    863             900
                                                                                   ----------       ---------

Total debt...................................                                        182,768         185,530
Less: current portion........................                                        (13,549)        (12,300)
                                                                                   ----------       ---------
Long-term debt...............................                                       $169,219        $173,230
                                                                                   ==========       =========

Maturities of long-term debt for the next five years are as follows:

                                    2005       2006       2007      2008      2009
                                    ----       ----       ----      ----      ----
                                  $9,537     $16,955    $19,680   $19,680   $40,289
                                  ------     -------    -------   -------   -------

The provisions of the Company's loan and credit agreements with Wells Fargo require the maintenance at each calendar quarter end a minimum ratio of fixed charge coverage, a maximum ratio of funded debt to earnings before interest, depreciation and amortization, and a minimum ratio of interest expense to earnings before interest, depreciation and amortization. The Company is also limited to a maximum capital expenditure for each calendar year. The Company was in compliance with the aforementioned covenants as of March 31, 2005.

3. SUBSEQUENT EVENT

On May 6, 2005, Berry Plastics Corporation ("Berry") announced that it has entered into a definitive agreement to acquire Kerr Group, Inc. ("Kerr") for $445.0 million, including repayment of existing indebtedness. The purchase price will be funded with a combination of debt, and cash on Berry's balance sheet. The transaction is scheduled to close in the second quarter of 2005 and is subject to customary closing conditions.

(b)   Pro forma financial information

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

As used in this report, "BPC Holding" or "Holding" refers to BPC Holding Corporation, "we," "our" or "us" refers to BPC Holding Corporation together with its consolidated subsidiaries (not including Kerr Group, Inc. ("Kerr"), unless the context otherwise requires), "Berry Plastics" or "the Company" refers to Berry Plastics Corporation, a wholly-owned subsidiary of BPC Holding.

On June 3, 2005 Berry Plastics completed the acquisition of Kerr, a privately held Delaware Corporation, through a merger of Berry Plastics Acquisition Corporation VI, a wholly owned subsidiary of Berry Plastics, with and into Kerr, with Kerr surviving the merger.

Set forth below are the unaudited pro forma combined condensed balance sheet of BPC Holding as of April 2, 2005 and Kerr as of March 31, 2005, assuming the acquisition occurred on April 2, 2005 (with respect to BPC Holding) and March 31, 2005 (with respect to Kerr), and the unaudited pro forma combined condensed statements of operations of BPC Holding for the year ended January 1, 2005 and the thirteen weeks ended April 2, 2005 and of Kerr for the year ended December 31, 2004 and the quarter ended March 31, 2005, assuming the acquisition occurred at the beginning of the respective period. The pro forma statements of operations do not reflect transaction costs that will be expensed in connection with the acquisition or any write-offs that may result from the acquisition. We do not believe that any write-offs will be material to the Company unless we are required under accounting principles to write-off deferred financing fees resulting from the amendment to our senior secured credit facility.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent the financial condition of BPC Holding had the acquisition occurred on April 2, 2005 or the results of operations of us for the year ended January 1, 2005, or the thirteen weeks ended April 2, 2005 had the acquisition occurred at the beginning of such period, or to project the results for any future date or period.

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF APRIL 2, 2005

                                      BPC HOLDING   KERR
                                        AS OF       AS OF     ADJUSTMENTS    PRO FORMA
                                      APRIL 2,    MARCH 31,     FOR THE       FOR THE
 (DOLLARS IN THOUSANDS)                 2005        2005      ACQUISITION   ACQUISITION
--------------------------------      ---------   ---------   -----------   -----------
ASSETS
Current assets:
   Cash and cash equivalents           $    637    $ 1,674     $(1,674) (1)  $     637
   Accounts receivable                  105,829     47,087           -         152,916
   Inventories                          111,386     37,863           -         149,249
   Other current assets                  20,814      7,673           -          28,487
                                       --------    -------     --------       --------
      Total current assets              238,666     94,297      (1,674)        331,289
Property and equipment, net             282,198    120,545           -         402,743
Intangible assets                       500,391    106,671     199,646  (2)    806,708
Other assets                                 71     13,783      (5,673) (3)      8,181
                                       --------    -------     --------       --------
      Total assets                   $1,021,326   $335,296    $192,299      $1,548,921
                                       ========   ========    =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                    $ 75,542    $29,036     $     -       $ 104,578
   Other current liabilities             48,543     16,991        (469) (4)     65,065
   Current portion of long-term debt      9,894     13,549      (8,924) (5)     14,519
                                       --------    -------     --------       --------
      Total current liabilities         133,979     59,576      (9,393)        184,162
Long-term debt (less current portion)   689,690    169,219     291,207  (5)  1,150,116
Other long-term liabilities              11,272     17,241        (255) (4)     28,258
                                       --------    -------     --------       --------
      Total liabilities                 834,941    246,036     281,559       1,362,536
Stockholders' equity:
   Preferred stock                            -          1          (1) (6)          -
   Common stock                              34          1          (1) (6)         34
   Additional paid-in capital           345,001     89,868     (89,868) (6)    345,001
   Adjustment of the carryover basis
      of continuing stockholders       (196,603)         -           -        (196,603)
   Notes receivable-common stock        (15,056)         -           -         (15,056)
   Treasury stock                        (2,049)      (234)        234  (6)     (2,049)
   Retained earnings                     42,977      6,964      (6,964) (6)     42,977
   Accumulated other
     comprehensive income (loss)         12,081     (7,440)      7,440  (6)     12,081
                                       --------    -------     --------       --------
      Total stockholders' equity        186,385     89,260     (89,260)        186,385
                                       --------    -------     --------       --------
      Total liabilities and
         stockholders' equity        $1,021,326   $335,296    $192,299      $1,548,921
                                       ========   ========    =========       ========

       NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF APRIL 2, 2005
                            (DOLLARS IN THOUSANDS)

(1) This adjustment reflects the elimination of Kerr cash of ($1,674) not being acquired in the Kerr Acquisition.

 (2) The Kerr Acquisition will be accounted for as a purchase. Preliminarily, we have allocated the excess of the purchase price over the net assets acquired to goodwill (included in intangible assets). Under generally accepted accounting principles, goodwill is not amortized but is reviewed for impairment annually. We have not completed the process of reviewing our assets to determine the amount of any write-up or write-down to fair value of our net assets in connection with the Kerr Acquisition. Accordingly, the allocation described below is subject to change when we determine the purchase price allocation. If our non-goodwill assets are written up to fair value in connection with the Kerr Acquisition, our expenses in the future will be higher as a result of increased depreciation and amortization of our assets. Similarly, if our non-goodwill assets are written down to fair value, our depreciation and amortization will decrease in the future.

Purchase price......              $445,000
Estimated transaction costs         20,051
                                  --------
Total consideration.               465,051
Less: Net assets acquired         (265,045)
                                  --------
Net adjustment......              $199,946
                                  ========

(3) This adjustment reflects the elimination of Kerr unamortized deferred financing fees ($5,265) and the fair market value adjustment of a Kerr interest rate hedge ($408) that will be written off as a result of debt repayment in connection with the acquisition.

(4) This adjustment reflects the elimination of deferred gains associated with a Kerr interest rate hedge ($469 current and $255 long-term) that will be written off as a result of debt repayment in connection with the acquisition.

(5) This adjustment reflects the retirement of Kerr debt and borrowings under the amendment to our senior secured credit facility in connection with the acquisition.

                                     CURRENT PORTION             LONG-TERM DEBT
                                      --------------             ---------------
Retirement of Kerr debt                  $(13,549)                   $(169,219)
Existing term loan..                       (3,325)                    (326,624)
New term loan.......                        7,950                      787,050
                                         ---------                   ---------
Net adjustments.....                      $(8,924)                    $291,207
                                         =========                   =========


(6) This adjustment reflects the elimination of Kerr stockholders' equity.

                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 1, 2005

                                                 BPC HOLDING          KERR
                                                 FISCAL YEAR       YEAR ENDED       ADJUSTMENTS       PRO FORMA
                                                ENDED JANUARY 1,   DECEMBER 31,      FOR THE           FOR THE
(DOLLARS IN THOUSANDS)                               2005             2004         ACQUISITION       ACQUISITION
--------------------------------                 --------------   -------------   --------------   ---------------
Net sales..................                         $814,213         $381,882        $    -          $1,196,095
Cost of goods sold.........                          639,329          291,848             -             931,177
                                                 -------------   -------------    --------------   ---------------
Gross profit...............                          174,884           90,034             -             264,918
Operating expenses.........                           81,008           59,582             -             140,590
                                                 -------------   -------------    --------------   ---------------
Operating income...........                           93,876           30,452             -             124,328
Other income...............                                -          (1,209)             -              (1,209)
Interest expense, net......                           53,185           11,672        18,145  (1)         83,002
                                                 -------------   -------------    --------------   ---------------
Income (loss) before income taxes                     40,691           19,989       (18,145)             42,535
Income taxes (benefit).....                           17,740            7,067        (7,258) (2)         17,549
                                                 -------------   -------------    --------------   ---------------
Net income (loss)..........                           22,951           12,922       (10,887)             24,986
Preferred stock dividends..                                -            3,501        (3,501) (3)              -
                                                 -------------   -------------    --------------   ---------------
Net income (loss) attributable to common
  stockholders.............                          $22,951           $9,421       $(7,386)            $24,986
                                                 ============    ============     ==============   ===============


                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE THIRTEEN WEEKS ENDED APRIL 2, 2005

                                        BPC HOLDING
                                         THIRTEEN            KERR
                                        WEEKS ENDED     QUARTER ENDED       ADJUSTMENTS    PRO FORMA
                                         APRIL 2,          MARCH 31,          FOR THE        FOR THE
  (DOLLARS IN THOUSANDS)                   2005              2005           ACQUISITION    ACQUISITION
-----------------------------------     -----------     -------------      ------------   -----------
Net sales                                 $225,310          $99,471           $    -        $324,781
Cost of goods sold                         184,016           78,720                -         262,736
                                          --------         --------         --------        --------
Gross profit                                41,294           20,751                -          62,045
Operating expenses                          19,286           13,585                -          32,871
                                          --------         --------         --------        --------
Operating income                            22,008            7,166                -          29,174
Other expense...............                   632                -                -             632
Interest expense, net                       13,818            2,702            4,752 (1)      21,272
                                          --------         --------         --------        --------
Income (loss) before income taxes            7,558            4,464           (4,752)          7,270
Income taxes (benefit)                       3,759            1,598           (1,901)(2)       3,456
                                          --------         --------         --------        --------
Net income (loss)                            3,799            2,866           (2,851)          3,814
Preferred stock dividends                        -              845             (845)(3)           -
                                          --------         --------         --------        --------
Net income (loss) attributable to common
  stockholders..............               $ 3,799          $ 2,021          $(2,006)       $  3,814
                                          ========         ========         ========        ========

                     NOTES TO PRO FORMA COMBINED CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

(1) This adjustment reflects the elimination of Kerr interest expense and changes in interest expense resulting from the financing of the Kerr acquisition.

                                                       THIRTEEN
                                                      WEEKS ENDED
                                        2004         APRIL 2, 2005
                                       -------       -------------
Kerr existing interest......          $(11,672)          $(2,702)
Amendment of credit agreement:
   Interest.................            28,587             7,147
   Amortization of deferred financing    1,231               308
                                       -------           -------
Net adjustments.............           $18,145           $ 4,752
                                       =======           =======

(2) This adjustment represents the income tax change as a result of the other items reflected in these notes to pro forma combined condensed consolidated statement of operations.

(3) This adjustment reflects the elimination of preferred stock dividends on the preferred stock of Kerr redeemed in connection with the acquisition.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2005
                                            BPC HOLDING CORPORATION
                                           BERRY PLASTICS CORPORATION



                                    By:/s/ James M. Kratochvil
                                    -------------------------------------------

                                    James M. Kratochvil
                                    Executive Vice President, Chief Financial
                                     Officer, Treasurer and Secretary